EXHIBIT 1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             COMPUTONE CORPORATION,

                    LADIA COMMUNICATIONS TECHNOLOGIES, INC.,

                    NEW COMPUTONE CORPORATION, LADIA, L.L.C.

                         AND THE MEMBERS OF LADIA L.L.C.


                                  June 5, 1998



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                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF REORGANIZATION.............................................-1-

RECITALS.........................................................................-1-

ARTICLE I  THE EXCHANGE..........................................................-1-
Section 1.1  Exchange of Interests...............................................-1-
Section 1.2  Debt Conversion.....................................................-2-
Section 1.3  Management Incentive Plan...........................................-2-
Section 1.4  Preliminary Exchange Closing........................................-2-
Section 1.5  Contingent Shares...................................................-3-
Section 1.6  Managers............................................................-4-
Section 1.7  Tax-Free Treatment..................................................-4-
Section 1.8  Accounting Treatment................................................-4-

ARTICLE II  THE MERGER...........................................................-4-
Section 2.1  Effective Time of the Merger........................................-4-
Section 2.2  Closing.............................................................-5-
Section 2.3  Effects of the Merger...............................................-5-
Section 2.4  Certificate of Incorporation........................................-5-
Section 2.5  Bylaws..............................................................-5-
Section 2.6  Directors and Officers..............................................-5-
Section 2.7  Tax-Free Treatment..................................................-6-
Section 2.8  Accounting Treatment................................................-6-
Section 2.9  Affiliate Restrictions..............................................-6-

ARTICLE III  CONVERSION OF SECURITIES IN MERGER..................................-6-
Section 3.1  Conversion of Shares................................................-6-
Section 3.2  Exchange of Certificates............................................-7-

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF LADIA AND PRINCIPAL
            MEMBERS..............................................................-8-
Section 4.1  Existence. Good Standing. Compliance with Law.......................-8-
Section 4.2  Capitalization of Ladia.............................................-9-
Section 4.3  Authority...........................................................-9-
Section 4.4  Consents and Approvals; No Violations...............................-9-
Section 4.5  Ladia Financial Statements.........................................-10-
Section 4.6  Undisclosed Liabilities............................................-10-
Section 4.7  Absence of Certain Changes or Events...............................-10-
Section 4.8  Certain Agreements.................................................-11-
Section 4.9  Taxes..............................................................-12-
Section 4.10 Title to Assets....................................................-13-

                                        i

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Section 4.11  Condition of Personal Property....................................-13-
Section 4.12  List of Contracts and Other Data..................................-13-
Section 4.13  Business Property Rights..........................................-14-
Section 4.14  Compliance with Applicable Law....................................-14-
Section 4.15  No Breach or Default..............................................-14-
Section 4.16  Labor Controversies...............................................-15-
Section 4.17  Litigation........................................................-15-
Section 4.18  Transactions with Affiliates......................................-15-
Section 4.19  Environmental Matters.............................................-15-
Section 4.20  ERISA Plans.......................................................-16-
Section 4.21  No Brokers........................................................-16-
Section 4.22  Pooling Matters...................................................-17-
Section 4.23  Information Supplied..............................................-17-
Section 4.24  No Misrepresentation or Omission..................................-17-

ARTICLE IVA   REPRESENTATIONS AND WARRANTIES OF MEMBERS.........................-17-
Section 4A.1  Capitalization of Ladia...........................................-17-
Section 4A.2  Authority.........................................................-17-
Section 4A.3  Consent and Approvals; No Violations..............................-18-
Section 4A.4  No Brokers........................................................-18-
Section 4A.5  Ownership of Interest.............................................-18-
Section 4A.6  Information Supplied..............................................-18-
Section 4A.7  No Misrepresentations or Omission.................................-19-

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF COMPUTONE.......................-19-
Section 5.1   Existence. Good Standing. Compliance with Law.....................-19-
Section 5.2   Capitalization of Computone.......................................-19-
Section 5.3   Authority.........................................................-20-
Section 5.4   Consents and Approvals; No Violations.............................-21-
Section 5.5   Computone SEC Documents...........................................-21-
Section 5.6   Undisclosed Liabilities...........................................-22-
Section 5.7   Absence of Certain Changes or Events..............................-22-
Section 5.8   Information Supplied..............................................-23-
Section 5.9   Certain Agreements................................................-24-
Section 5.10  Taxes.............................................................-24-
Section 5.11  Title to Assets...................................................-25-
Section 5.12  Condition of Personal Property....................................-25-
Section 5.13  List of Contracts and Other Data..................................-25-
Section 5.14  Business Property Rights..........................................-26-
Section 5.15  Compliance with Applicable Law....................................-26-
Section 5.16  No Breach or Default..............................................-27-
Section 5.17  Labor Controversies...............................................-27-
Section 5.18  Litigation........................................................-27-
Section 5.19  Transactions with Affiliates......................................-28-

                                       ii

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Section 5.20  Environmental Matters.............................................-28-
Section 5.21  ERISA Plans.......................................................-28-
Section 5.22  No Brokers........................................................-29-
Section 5.23  Pooling Matters...................................................-29-
Section 5.24  No Misrepresentation or Omission..................................-29-

ARTICLE VI    REPRESENTATIONS AND WARRANTIES OF HC AND NEWCO....................-30-
Section 6.1   Existence. Good Standing. Compliance with Law.....................-30-
Section 6.2   Capitalization of HC..............................................-30-
Section 6.3   Capitalization of Newco...........................................-30-
Section 6.4   Authority.........................................................-31-
Section 6.5   Consents and Approvals; No Violations.............................-31-
Section 6.6   Undisclosed Liabilities...........................................-32-
Section 6.7   Absence of Certain Changes or Events..............................-32-
Section 6.8   Information Supplied..............................................-33-
Section 6.9   Certain Agreements................................................-33-
Section 6.10  Taxes.............................................................-33-
Section 6.11  Title to Assets...................................................-34-
Section 6.12  Condition of Personal Property....................................-34-
Section 6.13  List of Contracts and Other Data..................................-34-
Section 6.14  Business Property Rights..........................................-35-
Section 6.15  Compliance with Applicable Law....................................-35-
Section 6.16  No Breach or Default..............................................-35-
Section 6.17  Labor Controversies...............................................-36-
Section 6.18  Litigation........................................................-36-
Section 6.19  Transactions with Affiliates......................................-36-
Section 6.20  Environmental Matters.............................................-36-
Section 6.21  ERISA Plans.......................................................-37-
Section 6.22  No Brokers........................................................-37-
Section 6.23  Pooling Matters...................................................-37-
Section 6.24  No Misrepresentation or Omission..................................-37-

ARTICLE VII   ADDITIONAL COVENANTS AND AGREEMENTS...............................-37-
Section 7.1   Conduct of Computone, HC, Newco and Ladia Prior to the Preliminary
                 Exchange Closing and the Merger Closing........................-37-
Section 7.2   HC Governance.....................................................-39-
Section 7.3   Stockholder Meeting...............................................-39-
Section 7.4   Legal Conditions to the Merger or Exchange........................-39-
Section 7.5   Cooperation.......................................................-39-
Section 7.6   Satisfactory Affiliate Agreements.................................-40-
Section 7.7   Expenses..........................................................-40-
Section 7.8   Public Announcements..............................................-40-
Section 7.9   Issuance of HC Common Stock and Ladia Options.....................-41-
Section 7.10  Consents..........................................................-41-

                                       iii

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Section 7.11  Stockholders' Agreement...........................................-41-
Section 7.12  Accountants' Letters..............................................-42-
Section 7.13  Actions by Ladia..................................................-42-
Section 7.14  Role of HC and Computone..........................................-43-
Section 7.15  Limitations on Certain Transactions...............................-43-
Section 7.16  Commission Filings................................................-43-
Section 7.17  Equity Financing..................................................-43-

ARTICLE VIII  CONDITIONS TO THE PRELIMINARY EXCHANGE CLOSING....................-44-
Section 8.1   Conditions to Closing of HC.......................................-44-
Section 8.2   Conditions to Closing of Ladia and the Members....................-45-
Section 8.3   Conditions to Closing of HC, Ladia and the Members................-46-

ARTICLE IX    CONDITIONS TO THE MERGER CLOSING..................................-47-
Section 9.1   Conditions to Closing of Computone................................-47-
Section 9.2   Conditions to Closing of HC and Newco.............................-48-
Section 9.3   Conditions to Closing of HC, Newco and Computone..................-49-

ARTICLE X      COMPUTONE OPTIONS AND WARRANTS...................................-50-
Section 10.1   Computone's Stock Options and Warrants...........................-50-

ARTICLE XI     TERMINATION......................................................-50-
Section 11.1   Mutual Consent...................................................-50-
Section 11.2   By Any Party.....................................................-50-
Section 11.3   By Computone.....................................................-51-
Section 11.4   By Ladia.........................................................-51-
Section 11.5   By HC............................................................-51-

ARTICLE XII    MISCELLANEOUS....................................................-52-
Section 12.1   Notice...........................................................-52-
Section 12.2   Binding Effect; Benefits.........................................-53-
Section 12.3   Entire Agreement.................................................-53-
Section 12.4   Governing Law....................................................-53-
Section 12.5   Non-Survival of Representations, Warranties and Agreements.......-53-
Section 12.6   Counterparts.....................................................-53-
Section 12.7   Headings.........................................................-54-
Section 12.8   Waivers..........................................................-54-
Section 12.9   Merger of Documents..............................................-54-
Section 12.10  Incorporation of Schedules.......................................-54-
Section 12.11  Assignability....................................................-54-
Section 12.12  Severability.....................................................-54-


                                       iv

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EXHIBIT A  Certificate of Merger................................................-65-

EXHIBIT B  Merger Agreement.....................................................-66-

EXHIBIT C  Form of Affiliates Agreement.........................................-67-

EXHIBIT D  Form of Stockholders Agreement.......................................-68-

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                                        v


                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "Agreement"), dated as of the 5th day of June, 1998, is entered into by and among Computone Corporation, a Delaware corporation ("Computone"), Ladia Communications Technologies, Inc., a Delaware corporation ("HC"), New Computone Corporation, a Delaware corporation ("Newco"), Ladia, L.L.C., a Massachusetts limited liability company ("Ladia") and the members of Ladia listed on Schedule A attached hereto (individually, a "Member" and collectively, the "Members").

                                    RECITALS

         WHEREAS, the Board of Directors of HC and the Members deem it advisable and in the best interests of HC, Ladia, the Members and the stockholders of HC for the Members to exchange their Membership Interests (as hereinafter defined) in Ladia for shares of common stock of HC, with the result that HC shall become a member of Ladia (the "Exchange") and shall designate a second member of Ladia in order to satisfy the requirements of the Massachusetts Limited Liability Company Act; and

         WHEREAS, the Board of Directors of Computone, HC and Newco deem it advisable and in the best interests of their respective corporations and stockholders for Newco to merge with and into Computone, with the separate corporate existence of Newco ceasing and Computone being the surviving corporation (the "Surviving Corporation") as a wholly-owned subsidiary of HC (the "Merger"); and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that the Exchange shall qualify as a tax-free transfer under Section 351 of the Code and that this Agreement is intended to be and is adopted as a plan of reorganization; and

         WHEREAS, for accounting purposes, it is intended that both the Exchange and the Merger shall be accounted for as a pooling of interests.

         NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements set forth in this Agreement, and in order to set forth the terms and conditions of the Exchange and the Merger and the mode of carrying the same into effect, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                  THE EXCHANGE

         Section 1.1 Exchange of Interests. Upon and subject to the terms and conditions hereof, at the Preliminary Exchange Closing (as defined in Section
1.5 hereof), (a) each Member shall transfer all of such Member's interest in Ladia (individually, a "Membership Interest" and collectively, the "Membership Interests") to HC and (b) in exchange for the transfer of each

Member's Membership Interest, HC shall issue and deliver to the transferring Member (i) the number of shares (the "Initial Member Shares") of the common stock, $0.01 par value, of HC (the "HC Common Stock") equal to such Member's Membership Interest (as a percentage of all Membership Interests outstanding at the Preliminary Exchange Closing Date) multiplied by 408,851, subject to the adjustment contemplated by Section 7.17 hereof and (ii) the contingent right to receive a pro rata share of certain additional shares of the HC Common Stock pursuant to Section 1.5 hereof.

         Section 1.2 Debt Conversion. Upon and subject to the terms and conditions hereof including the adjustment contemplated by Section 7.17 hereof, at the Preliminary Exchange Closing, $250,000 of the original principal amount of the debt evidenced by the demand note, dated October 22, 1997, issued by Ladia to Coutts (Jersey) Limited in the original principal amount of $500,000 shall be converted into (i) 21,518 shares of the HC Common Stock (the "1997 Note Shares") and (ii) the contingent right to receive a pro rata share of certain additional shares of the HC Common Stock pursuant to Section 1.5 hereof.

         Section 1.3 Management Incentive Plan. Prior to the Preliminary Exchange Closing, HC will establish a management incentive plan for key employees of Ladia (the "HC Ladia Incentive Plan") pursuant to which an aggregate of 1,661,465 shares of HC Common Stock will be reserved for issuance upon the exercise of option granted thereunder. As of such Preliminary Exchange Closing, Ladia and the Compensation Committee of HC's Board of Directors shall agree upon the Ladia employees who shall be granted options (the "Ladia Options") under the HC Ladia Incentive Plan and the number of shares of HC Common Stock which such employees shall be entitled to purchase (the "Ladia Option Shares"). The Ladia Options shall have an exercise price of $7.00 per Ladia Option Share, shall have a term of ten years, shall be incentive options to the greatest extent possible and shall contain such other terms and conditions as shall be approved by the Compensation Committee of HC's Board of Directors after consideration of the recommendations of Frances Lynch.

         Section 1.4 Preliminary Exchange Closing. A preliminary closing of the Exchange (the "Preliminary Exchange Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the earlier to occur of September 30, 1998 or the second business day after satisfaction or waiver of the conditions set forth in Article VIII hereof (the "Preliminary Exchange Closing Date") at the offices of Duane, Morris & Heckscher LLP, One Liberty Place, Philadelphia, Pennsylvania 19103, unless another place or time is agreed to in writing by the parties hereto. The Preliminary Exchange Closing shall take place simultaneously with the Merger Closing (as defined in Section
2.2 hereof), and the Preliminary Exchange Closing Date shall be the same date as the Effective Date (as defined in Section 2.1) of the Merger.

         Section 1.5  Contingent Shares.

                  (a) If, during the period commencing May 1, 1998 and expiring April 30, 1999 (the "Revenues Measurement Period"), Ladia has at least $10,000,000 in Cumulative Gross Revenues and maintains a Cumulative Gross Margin of not less than 4%, the Members and the holder(s) of the 1997 Note Shares, as holders of shares of the HC Common Stock, shall be entitled to receive at the Final Exchange Closing (as hereinafter defined) the number of additional shares of the HC Common Stock (the "Additional Shares") set forth below, subject to adjustment as set forth in Section 7.17 hereof:


If Revenues are at least     But less than          Number of Additional Shares
------------------------     -------------          ---------------------------
      $10,000,000             $15,000,000                   737,776
      $15,000,000             $20,000,000                 2,039,770
      $20,000,000             $25,000,000                 4,109,590
      $25,000,000                                         8,080,400

                  (b) Each Member and holder of 1997 Note Shares shall be entitled to receive at the Final Exchange Closing a number of Additional Shares equal to the total number of Additional Shares multiplied by a fraction, the numerator of which is the number of Initial Member Shares and/or 1997 Note Shares to which such Member or holder is entitled pursuant to Section 1.1 hereof and the denominator of which is the sum of the number of Initial Member Shares and 1997 Note Shares.

                  (c) Promptly following the receipt by HC of the report of its regular independent certified public accountants with respect to its audited financial statements for the fiscal year ending April 2, 1999, HC shall calculate the number of Additional Shares issuable with respect to the portion of the Revenues Measurement Period ended on such date, based on Cumulative Gross Revenues and Cumulative Gross Margins from May 1, 1998 through such date. Promptly following the preparation by HC of its unaudited financial statements for the period from April 3, 1999 through and including April 30, 1999, HC shall calculate the number of Additional Shares issuable with respect to such period based on Cumulative Gross Revenues and Cumulative Gross Margins from the Preliminary Exchange Closing through the end of such Revenues Measurement Period. HC's Board of Directors shall be authorized, in its discretion and based on its good faith assessment of the business and prospects of Ladia, to reduce the specified revenue thresholds that must be achieved in order for the Members and the holder(s) of the 1997 Note Shares to be entitled to receive any particular number of Additional Shares.

                  (d) For purposes of this Agreement, "Cumulative Gross Revenues" shall mean, for any period, the accrued aggregate price per minute invoiced by Ladia to all of its customers during such period, less any rebates, commissions, discounts, returns or other credits granted or credited by Ladia to any customer with respect to any such invoices, regardless of when granted or credited and "Cumulative Gross Margins" shall mean, for any period (i) the accrued aggregate price per minute invoiced by Ladia to all of its customers during such period, less any rebates, commissions, discounts, returns or other credits granted or credited by Ladia to any customer with respect to any such invoices, regardless of when granted or credited, minus (ii) the accrued aggregate cost per minute invoiced to Ladia by all of its suppliers during such period divided by (iii) Ladia's Cumulative Gross Revenues for such period.

                  (e) The final closing of the Exchange (the "Final Exchange Closing"), will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than May 31, 1999 (the "Final Exchange Closing Date") at the offices of Duane, Morris & Heckscher LLP, One Liberty Place, Philadelphia, Pennsylvania, 19103, unless another time or place is agreed to in writing by the parties hereto. At the Final Exchange Closing, HC shall deliver to the Members and the holder(s) of the 1997 Note Shares to Additional Shares to which they are entitled pursuant to the provisions of this Section 1.5.

         Section 1.6 Managers. Subject to the provisions of Section 7.13 hereof, the Managers of Ladia on and immediately following the Preliminary Exchange Closing Date shall be Frances Lynch (who shall be designated as the Chair of the Board of Managers under Ladia's Operating Agreement), Robert E. Lynch or his designee and Richard A. Hansen, each of whom shall serve in accordance with the Operating Agreement of Ladia (the "Operating Agreement"). The Operating Agreement shall provide that any expansion of the Board of Managers beyond three
(3) members shall be effected in increments of two (2), one of whom in each case shall be designated by Frances Lynch and one of whom in each case shall be designated by Richard A. Hansen. Such designation rights, and any rights to remove a manager, shall be specified in the Operating Agreement. In her capacity as Chair of the Board of Managers, Frances Lynch shall have the powers and shall function under the Operating Agreement as would the President and Chief Executive Officer of corporate entity.

         Section 1.7 Tax-Free Treatment. The Exchange is intended to constitute a tax-free transfer under Section 351 of the Code, and the parties shall not report the Exchange on any tax return in a manner or take any action inconsistent therewith.

         Section 1.8 Accounting Treatment. The parties intend that the Exchange shall be treated by HC as pooling of interests for accounting purposes.

                                   ARTICLE II

                                   THE MERGER

         Section 2.1 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, a certificate of merger (the "Certificate of Merger") substantially in the form of Exhibit A attached hereto shall be duly prepared and executed by the Surviving Corporation (as defined in Section 2.3) and, not later than the Merger Closing Date (as defined in Section 2.2), shall be delivered to the Secretary of State of the State of Delaware for filing as provided in the Delaware

General Corporation Law (the "DGCL"). As soon as practicable after the date hereof, Computone, Newco and HC shall enter into a Plan of Merger substantially in the form of Exhibit B attached hereto (the "Merger Agreement") which shall provide for the Merger in accordance with the laws of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"; the date on which the Effective Time occurs is hereinafter referred to as the "Effective Date").

         Section 2.2 Closing. The closing of the Merger (the "Merger Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the earlier to occur of September 30, 1998 or the second business day after satisfaction or waiver of the conditions set forth in Article IX hereof (the "Merger Closing Date") at the offices of Duane, Morris and Heckscher LLP, One Liberty Place, Philadelphia, Pennsylvania 19103, unless another place or time is agreed to in writing by the parties hereto. The Merger Closing shall take place simultaneously with the Preliminary Exchange Closing, and the Effective Date shall be the same date as the Preliminary Exchange Closing Date.

         Section 2.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time: (a) Newco shall merge with and into Computone, which shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly owned subsidiary of HC; (b) the separate corporate existence of Newco shall thereupon cease and (c) all the properties, rights, privileges, powers and franchises of Computone and Newco shall vest in the Surviving Corporation and all debts, liabilities and duties of Computone and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.4 Certificate of Incorporation. The Certificate of Incorporation of Computone as in effect on the Effective Date, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation, it being understood that such Certificate of Incorporation does not and shall not contain any provision requiring the approval of a greater percentage of outstanding shares eligible to vote on any matter submitted to the stockholders for a vote than is set forth under the DGCL.

         Section 2.5 Bylaws. The Bylaws of Computone as in effect on the Effective Date shall be the Bylaws of the Surviving Corporation; provided, however, that such Bylaws shall not contain any provision requiring the approval of a greater percentage of outstanding shares eligible to vote on any matter submitted to the stockholders for approval than is set forth under the DGCL.

         Section 2.6 Directors and Officers. The Directors of the Surviving Corporation on and immediately following the Effective Date shall be Richard A. Hansen (Chair), Frances Lynch and a person to be designated by Frances Lynch on or before Closing, each of whom shall serve in accordance with the Bylaws of the Surviving Corporation. The officers of the Surviving Corporation on and immediately following the Effective Date shall be determined by the Board of Directors of the Surviving Corporation, each of whom will serve in accordance with the Bylaws of the Surviving Corporation.

         Section 2.7 Tax-Free Treatment. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Code, and the parties shall not report the Merger on any tax return in a manner or take any action inconsistent therewith.

         Section 2.8 Accounting Treatment. The parties intend that the Merger shall be treated by Computone and HC as a pooling of interests for accounting purposes.

         Section 2.9 Affiliate Restrictions. In addition to any other restrictions set forth herein, all of the Merger Shares (as defined in Section
3.1 hereof) to be received by any Computone Affiliate (for purposes of Rule 145) shall be subject to the restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), and Rule 145 promulgated thereunder, and the certificates evidencing such shares shall bear a restrictive legend to reflect such restrictions.

                                   ARTICLE III

                       CONVERSION OF SECURITIES IN MERGER

         Section 3.1 Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of Computone (the "Computone Common Stock") or the holder of any shares of common stock, par value $0.01 per share, of Newco (the "Newco Common Stock"):

                  (a) Capital Stock of Computone. Each share of Common Stock, par value $0.01 per share, of Computone except Dissenters' Shares (as hereinafter defined) issued and outstanding immediately prior to the Effective Date shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of HC (the "Merger Shares").

                  (b) Capital Stock of Newco. Each share of Common Stock, par value $0.01 per share, of Newco issued and outstanding immediately prior to the Effective Date shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                  (c) Cancellation of HC Shares. All HC Common Stock owned by Computone as of the Effective Date shall be canceled and retired and shall cease to exist, and no stock of HC or the Surviving Corporation or other consideration shall be delivered in exchange therefor.

                  (d) Dissenters' Rights. Shares of Computone Common Stock that have not been voted for adoption of the Merger and with respect to which appraisal rights have been properly demanded in accordance with the DGCL ("Dissenters' Shares") shall not be converted into HC Common Stock as set forth in Section 3.1(a) on the Effective Date, but shall be converted into the right to receive from Newco such consideration as may be determined to be due with respect to such Dissenters' Shares pursuant to the provisions of the DGCL. Computone shall give Newco (i) prompt notice of any written demands for appraisals, withdrawals of demands for appraisal and any other instruments in respect thereof received by Computone and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Computone will not, except with the prior written consent of Newco, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. The Surviving Corporation will pay all sums due to holders of Dissenters' Shares.

         Section 3.2  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, HC shall deposit with an agent designated by HC (the "Exchange Agent"), for the benefit of the holders of Computone Common Stock (other than Dissenters' Shares), for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the Merger Shares issuable pursuant to Section 3.1(a) in exchange for outstanding Computone Common Stock.

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Computone Common Stock (the "Certificates") whose shares were converted pursuant to Section 3.1(a) into the right to receive Merger Shares (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Merger Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HC, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of Merger Shares which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Computone Common Stock which is not registered in the transfer records of Computone, a certificate representing the proper number of Merger Shares may be issued to a transferee if the Certificate representing such Computone Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Merger Shares.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Merger Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Merger Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Merger Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Merger Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Merger Shares.

                  (d) No Further Ownership Rights in Computone Common Stock. All Merger Shares issued upon the surrender for exchange of Computone Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Computone Common Stock subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Computone on such Computone Common Stock prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Computone Common Stock which was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                  (e) Termination of Exchange Fund. Any Merger Shares which remain undistributed to the stockholders of Computone for one year after the Effective Time shall be delivered to HC, upon demand, and any stockholders of Computone who have not theretofore complied with this Article III shall thereafter look only to HC for payment of their claim for Merger Shares and any dividends or distributions with respect to Merger Shares.

                  (f) No Liability. None of Computone, HC or Newco, or any affiliate of any of them, shall be liable to any holder of shares of Computone Common Stock for such shares (or dividends or distributions with respect thereto) delivered to a public official to the extent required by any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF LADIA AND PRINCIPAL MEMBERS

         The Ladia Nominee Trust, John Sinclair and Frances Lynch (collectively, the "Principal Members") and Ladia jointly and severally represent and warrant to Computone and HC as follows:

         Section 4.1 Existence. Good Standing. Compliance with Law. Ladia is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Ladia is duly licensed or qualified to do business as a foreign limited liability company and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on Ladia's business as a whole. Ladia has all requisite power and authority to own its properties and carry on its business as now conducted. The copies of Ladia's Certificate of Organization and Operating Agreement which have been delivered to Computone are complete and correct. Ladia is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Ladia is a party or is subject, and Ladia is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for laws, ordinances, governmental rules or regulations the violation of which would not have a material adverse effect on Ladia's business as a whole. Ladia has obtained all licenses, permits and other authorizations and has taken all action required by applicable law or governmental regulation necessary for the conduct of its business as now conducted, except for licenses, permits, authorizations or actions the violation of which or the failure to obtain or take which would not have a material adverse effect on Ladia's business as a whole.

         Section 4.2  Capitalization of Ladia.

                  (a) Schedule A sets forth a complete and accurate list of all outstanding Membership Interests.

                  (b) Except as disclosed in Section 4.2 of the disclosure schedule prepared by Ladia and attached hereto as Schedule B (the "Ladia Disclosure Schedule"), there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require Ladia or any Member to sell or issue any Membership Interest.

                  (c) Except as disclosed in Section 4.2 of the Ladia Disclosure Schedule, there are no outstanding contractual obligations of Ladia or any Member to repurchase, redeem or otherwise acquire any Membership Interest.

                  (d) Ladia has no Subsidiaries. For purposes of this Agreement, a "Subsidiary" is any corporation or other organization, whether incorporated or unincorporated, (i) of which either a person (A) directly or indirectly owns securities or interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing a similar function with respect to such corporation or other organization or (B) is a general partner (excluding any partnerships the general partnership interests of which held by such person directly or indirectly do not have a majority of the voting interest in such partnership) or (ii) which is otherwise deemed to be a significant subsidiary of a person within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission (the "Commission") as in effect on the date hereof.

         Section 4.3 Authority. Ladia and, to the knowledge of Ladia and each Principal Member, each of the Members has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ladia and the Members and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Ladia and, to the knowledge of Ladia and each Principal Member, the Members. This Agreement has been duly executed and delivered by Ladia and, to the knowledge of Ladia and each Principal Member, each Member and constitutes their valid and binding obligation, enforceable against them in accordance with its terms.

         Section 4.4 Consents and Approvals; No Violations. Except as set forth in Section 4.4 of the Ladia Disclosure Schedule, the execution and delivery of this Agreement by Ladia and the Members do not, and the consummation by Ladia and the Members of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Organization or the Operating Agreement of Ladia or (ii) any mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Ladia or, to the knowledge of Ladia and each Principal Member, any Member or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Ladia's business as a whole or on the Membership Interests. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Ladia or, to the knowledge of Ladia and each Principal Member, any Member in connection with the execution and delivery of this Agreement by Ladia or any Member or the consummation by Ladia or any Member of the transactions contemplated hereby, except such consents, approvals, orders, authorizations, registrations, declarations and/or filings which if not obtained or made would not have a material adverse effect on Ladia's business as a whole or on the Membership Interests.

         Section 4.5 Ladia Financial Statements. Ladia has furnished a true and complete copy of the unaudited balance sheet of Ladia as of December 31, 1997 and the related statements of income, Members' equity and cash flow and notes thereto for the fiscal year then ended (the "Ladia Unaudited Financial Statements"). Except as set forth on Section 4.5 of the Ladia Disclosure Schedule, the Ladia Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as may be indicated in the notes thereto) and fairly present the financial position of Ladia as at the dates thereof and the results of its operations and changes in financial position for the period then ended (subject to normal, recurring audit adjustments). Except as disclosed in the Ladia Unaudited Financial Statements, or except as contemplated by this Agreement or on account of the transactions contemplated hereby, since December 31, 1997 there has not been any material adverse change in the results of operations, financial condition, assets or business of Ladia taken as a whole.

         Section 4.6 Undisclosed Liabilities. Ladia has no liabilities, either accrued, absolute, contingent or otherwise, of a nature required to be reflected in a balance sheet or related notes prepared in accordance with generally accepted accounting principles consistently applied which are not reflected or provided for in the Ladia Unaudited Financial Statements except (i) those arising after December 31, 1997 which are in the ordinary course of business and which, in the aggregate, would not have a material effect on the financial condition of Ladia and (ii) as and to the extent specifically described in
Section 4.6 of the Ladia Disclosure Schedule.

         Section 4.7 Absence of Certain Changes or Events. Except as disclosed in Section 4.7 of the Ladia Disclosure Schedule, since December 31, 1997, Ladia has not:

                  (a) incurred any obligation or liability (fixed or, to the knowledge of Ladia and Frances Lynch, contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, and except in connection with this Agreement and the transactions contemplated hereby;

                  (b) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                  (c) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising by operation of law, liens for current real and personal property taxes incurred but not yet due and payable, purchase money security interests arising as a matter of law between the date of delivery and payment and other liens of an immaterial nature);

                  (d) transferred, leased or otherwise disposed of any of its assets or properties except in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                  (e) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

                  (f) waived or released any rights of material value;

                  (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                  (h) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any member, officer or employee of Ladia;

                  (i) entered into any transaction, contract or commitment which provides for a period of performance which extends beyond twelve (12) months from the date hereof or involves payment of or receipt after the date hereof of amounts in excess of one percent of Ladia's net sales for the year ended December 31, 1997, except (i) contracts listed in Section 4.7 of the Ladia Disclosure Schedule, (ii) this Agreement and the transactions contemplated hereby, (iii) ordinary course of business contracts for the purchase of materials from vendors if such contracts are supported by firm released customer purchase orders, and (iv) ordinary course of business orders for Ladia's products; or

                  (j) suffered any casualty loss or damage to any of its properties (whether or not such loss or damage shall have been covered by insurance) which adversely affects in any material respect its ability to conduct business.

         Section 4.8 Certain Agreements. Except as disclosed in Section 4.8 of the Ladia Disclosure Schedule, or as contemplated by this Agreement, Ladia is not a party to any (i) agreement with any executive officer or other key employee of Ladia (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Ladia of the nature of any of the transactions contemplated by this Agreement,
(B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         Section 4.9  Taxes.

                  (a) Ladia (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it which relate to Ladia or with respect to which Ladia is liable or otherwise in any way subject, which returns were true, correct and complete in all material respects, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under such returns or pursuant to any assessment received by Ladia), and (iii) has properly accrued, charged or established adequate reserves for all such taxes arising in respect of Ladia for periods subsequent to the periods covered by such returns. Except as set forth in Section 4.9 of the Ladia Disclosure Schedule, (A) no claims for taxes have been asserted against Ladia, and no deficiency for any taxes has been proposed, asserted or assessed which has not been resolved or paid in full, (B) no tax return or taxable period of Ladia is under audit, investigation or examination and Ladia has not received notice of any pending audit, investigation or examination, (C) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period of Ladia, (D) no issue or claim has been asserted for taxes by any taxing authority for any prior period, the adverse determination of which could for any prior, current or future period result in a deficiency which could have a material adverse effect on Ladia, (E) there are no tax liens upon the assets of Ladia other than liens for taxes not yet due and
(F) no power of attorney has been granted by Ladia with respect to any matter relating to taxes which is currently in force, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Ladia. Copies of all federal and state income (or franchise) tax returns of Ladia have been made available for inspection by Computone.

                  (b) Collapsible Corporation Status. No consent or agreement has been made under Section 341 of the Code by or on behalf of Ladia or any predecessor thereof.

                  (c) FIRPTA Status. Ladia is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code and the regulations promulgated thereunder.

                  (d) Parachute Payments. No payments by Ladia to its officers, directors, employees or consultants under any contract, plan or agreement, including but not limited to this Agreement, or payments contemplated by this Agreement, constitute "parachute payments" within the meaning of Section 280G of the Code.

         Section 4.10 Title to Assets. Section 4.10 of the Ladia Disclosure Schedule sets forth a list of all real property owned or leased by Ladia, and the aggregate monthly rental or other fee payable under any such lease. Except as listed in Section 4.10 of the Ladia Disclosure Schedule, Ladia has good and marketable title to its assets, free and clear of all security interests, mortgages, encumbrances, liens or charges of any kind or character, except liens for taxes not yet due and payable and such imperfections of title, liens and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the present business operations of such properties.

         Section 4.11 Condition of Personal Property. All of Ladia's tangible personal property, equipment, fixtures and inventories used in the ordinary course of its business are in good, merchantable condition, reasonable wear and tear excluded, or in reasonably repairable condition, are suitable for the purposes for which they are being used, and are valued at the lower of cost or market in the Ladia Unaudited Financial Statements. No value in excess of applicable reserves has been given to any inventory in the Ladia Unaudited Financial Statements with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

         Section 4.12 List of Contracts and Other Data. Section 4.12 of the Ladia Disclosure Schedule sets forth the following:

                  (a) all of Ladia's registered patents, trademarks, trade names, service marks and copyrights, if any, used in connection with the operation of its business, and all applications, if any, pending for patents or for trademarks, trade names, service marks or copyright registrations;

                  (b) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Ladia, if any;

                  (c) all contracts (including, without limitation, mortgages, indentures and loan agreements) to which Ladia is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in Sections 4.12(a) or 4.12(b) above, and which provide for a period of performance which extends beyond twelve (12) months from the date hereof or involve payment of or receipt after the date hereof of amounts in excess of one percent of Ladia's net sales for the year ended December 31, 1997, provided that the foregoing shall not be deemed to include (i) ordinary course of business purchase orders for materials from vendors if such purchase orders are supported by firm released customer purchase orders for the Ladia products or (ii) ordinary course of business orders for the Ladia products; and

                  (d) the names and current annual compensation rates of the top ten (10) paid employees of Ladia.

         True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in this Section 4.12 have been provided or made available to Computone and its counsel.

         Section 4.13 Business Property Rights. To the knowledge of Ladia, Ladia owns or has valid rights to use all designs, know-how, trade secrets, patents, trademarks, trade names, service marks and copyrights, if any, which are reasonably necessary to, or used primarily in, the conduct of its business (the "Ladia Intellectual Property") without conflict with the rights of others. Except as set forth in Section 4.13 of the Ladia Disclosure Schedule: (i) no claim is pending or, to Ladia's knowledge, threatened to the effect that the present or past operation of Ladia infringes upon or conflicts with the rights of others with respect to any Ladia Intellectual Property, where such infringement or conflict is reasonably likely to have a material adverse effect on Ladia's business as a whole; (ii) no claim is pending or, to Ladia's knowledge, threatened to the effect that any Ladia Intellectual Property is invalid or unenforceable and (iii) no contract, agreement or understanding with any party exists which would prevent the continued use by Ladia (as currently used by Ladia) of any Ladia Intellectual Property.

         Section 4.14 Compliance with Applicable Law. Ladia holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Ladia Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on Ladia. Ladia is in compliance with the terms of the Ladia Permits, except where the failure to comply would not have a material adverse effect on Ladia's business as a whole. The business of Ladia is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Ladia's business as a whole. Except as set forth in

Section 4.14 of the Ladia Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Ladia is pending or, to the knowledge of Ladia and each Principal Member, threatened, nor has any Governmental Entity notified Ladia orally or in writing of an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a material adverse effect on Ladia's business as a whole.

         Section 4.15 No Breach or Default. Except as set forth in Section 4.15 of the Ladia Disclosure Schedule, Ladia is not in default under any material contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. Ladia has no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency. Ladia is not a party to or bound by any mortgage, lien, lease, agreement, instrument, order, judgment or decree which would prohibit or conflict with in any way the execution or performance of this Agreement or prohibit the consummation of any of the transactions provided for in this Agreement.

         Section 4.16 Labor Controversies. Ladia is not a party to any collective bargaining agreement. Except as set forth in Section 4.16 of the Ladia Disclosure Schedule, there are no controversies between Ladia and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of Ladia and each Principal Member, threatened relating to its business, and, to the knowledge of Ladia and each Principal Member, there are no organizational efforts presently being made or threatened involving any of Ladia's employees. Except as set forth in Section 4.16 of the Ladia Disclosure Schedule, Ladia has not received notice of any claim that Ladia has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that Ladia is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         Section 4.17 Litigation. Except as set forth in Section 4.17 of the Ladia Disclosure Schedule, there is no action, suit or proceeding with respect to Ladia involving claims by or against Ladia or any its properties pending or, to the knowledge of Ladia or any Principal Member, threatened, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Ladia has been named or is a party which apply, in whole or in part, to the business of Ladia or any of its properties, or which would result in a material adverse change in the business or prospects of Ladia's business as a whole.

         Section 4.18 Transactions with Affiliates. Except as set forth in
Section 4.18 of the Ladia Disclosure Statement, since December 31, 1997, there have been no transactions to which

Ladia has been a party in which any director or officer of Ladia or any Principal Member or a member of any such person's immediate family had or will have any direct or indirect interest.

         Section 4.19 Environmental Matters. As of the date hereof, Ladia is in compliance with all applicable local, county, state, federal and foreign legal requirements relating to the use, storage, handling, transport and disposal of materials, hazardous materials and hazardous substances (the "Hazardous Materials") including, but not limited to, the Resources Compensation and Recovery Act (42 U.S.C. Section 6902 et seq.) and the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section
9601). Ladia has no knowledge of any condition that would cause Ladia to incur liability or be a responsible party with respect to Ladia's real properties under any environmental or health regulation or act. To the knowledge of Ladia,
(i) none of Ladia's properties has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials, (ii) none of the listed properties is contaminated with any Hazardous Materials, and (iii) Ladia has not been responsible for spilling Hazardous Materials on its properties.

         Section 4.20 ERISA Plans.

                  (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(d) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Ladia Benefit Plans"), maintained or contributed to by Ladia, Ladia has made available to Computone, or will deliver to Computone, within 30 days after the date hereof, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), if any, (ii) such Ladia Benefit Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Ladia Benefit Plan and (iv) the most recent actuarial report or valuation relating to each Ladia Benefit Plan subject to Title IV of ERISA.

                  (b) Except as set forth in Section 4.20 of the Ladia Disclosure Schedule, with respect to the Ladia Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Ladia and each Principal Member, there exists no condition or set of circumstances in connection with which Ladia could be subject to any liability that is reasonably likely to have a material adverse effect on Ladia's business as a whole (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

                  (c) Except as set forth in Section 4.20 of the Ladia Disclosure Schedule, with respect to the Ladia Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Ladia Financial Statements which obligations are reasonably likely to have a material adverse effect on Ladia's business as a whole.

         Section 4.21 No Brokers. Except as disclosed in Section 4.21 of the Ladia Disclosure Schedule, neither Ladia nor, to the knowledge of Ladia and each Principal Member any Member has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Ladia or any Member to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agree ment or the consummation of the transactions contemplated hereby, and neither Ladia nor any Principal Member has knowledge of any other claim or basis for claim for payment by it of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Ladia and each Principal Member shall indemnify and hold Computone and HC harmless from and against any obligation with respect to any such fees, brokerage or agent's commissions or other like payments.

         Section 4.22 Pooling Matters. Neither Ladia nor any of Principal Members has, based upon consultation with Ladia's independent accountants, taken or agreed to take any action that would affect the ability of HC to account for the business combination to be effected by the Exchange as a pooling of interests.

         Section 4.23 Information Supplied. None of the information supplied by Ladia or any Principal Member for inclusion in the Registration Statement and the Proxy Statement (as such terms are defined in Section 5.4 hereof) included therein, at the date the Registration Statement is filed with the Commission and at the time it becomes effective and at the time of the meeting of Computone's stockholders to be held in connection with the Merger contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.24 No Misrepresentation or Omission. No representation or warranty made by Ladia in this Article IV or in any other Article or Section of this Agreement, or in any certificate or other document furnished or required to be furnished by Ladia pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they are made.

                                   ARTICLE IVA

                    REPRESENTATIONS AND WARRANTIES OF MEMBERS

         Each Member severally represents and warrants to Computone and HC as follows:

         Section 4A.1  Capitalization of Ladia.

                  (a) Schedule A sets forth an accurate description of such Member's Membership Interest.

                  (b) There are not outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require such Member to sell such Member's Membership Interest.

                  (c) Such Member has no outstanding contractual obligation to acquire any Membership Interest.

         Section 4A.2 Authority. Such Member has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated to be consummated by such Member. The execution and delivery of this Agreement by such Member and the consummation of the transactions contemplated to be consummated by such Member have been duly authorized by all necessary action on the part of such Member. This Agreement has been duly executed and delivered by such Member and constitutes such Member's valid and binding obligation, enforceable against such Member in accordance with its terms.

         Section 4A.3 Consent and Approvals; No Violations. The execution and delivery of this Agreement by such Member do not, and the consummation by such Member of the transactions contemplated to be consummated by such Member will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under any mortgage indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to such Member or such Member's properties or assets other than any such conflicts, violations, defaults, terminations, cancellations or accelerations that individually or in the aggregate would not have a material adverse effect on such Member's Membership Interest. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Member in connection with the execution and delivery of this Agreement by such Member or the consummation by such Member of the transactions contemplated to be consummated by such Member, except such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a material adverse effect on such Member's Membership Interest.

         Section 4A.4 No Brokers. Such Member has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such Member to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and such Member has no knowledge of any claim or basis for claim for payment by such Member of any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby by such Member. Such Member shall indemnify and hold Computone and HC harmless from and against any obligation with respect to any such fees, brokerage or agent's commissions or other like payments.

         Section 4A.5 Ownership of Interest. Such Member owns its Membership Interest free and clear of any liens, claims, pledges or encumbrance of any kind. The transfer by such Member of its Membership Interest to HC pursuant to the Exchange will vest in HC good and marketable title to that Membership Interest, free and clear of any liens, claims, pledges or encumbrances of any kind.

         Section 4A.6 Information Supplied. None of the information supplied by such Member for inclusion in the Registration Statement and the Proxy Statement included therein, at the date the Registration Statement is filed with the Commission and at the time it becomes effective and at the time of the meeting of Computone's stockholders to be held in connection with the Merger contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4A.7 No Misrepresentations or Omission. No representation or warranty made by such Member in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF COMPUTONE

     Computone represents and warrants to Ladia, the Members, HC and Newco as follows:

         Section 5.1 Existence. Good Standing. Compliance with Law. Computone and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Computone and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on Computone and its Subsidiaries taken as a whole. Computone and each of its Subsidiaries has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The copies of Computone's Certificate of Incorporation and Bylaws which have been delivered to Ladia and HC are complete and correct. Computone is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Computone is a party or is subject, and Computone is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for laws, ordinances, governmental rules or regulations the violation of which would not have a material adverse effect on Computone's business as a whole. Computone has obtained all licenses, permits and other authorizations and has taken all action required by applicable law or governmental regulation necessary for the conduct of its business as now conducted, except for licenses, permits, authorizations or actions the violation of which or the failure to obtain or take which would not have a material adverse effect on the business of Computone and its subsidiaries taken as a whole.

         Section 5.2 Capitalization of Computone. Computone has authorized capital stock of 10,000,000 shares of convertible redeemable preferred stock, $0.01 par value, and 25,000,000 shares of common stock, $0.01 par value per share (the "Computone Common Stock"). As of April 3, 1998, 7,386,623 shares of the Computone Common Stock were issued and outstanding and no shares of Computone's convertible redeemable preferred stock were issued or outstanding.

                  (a) There are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require Computone to sell or issue any capital stock or other securities, except that as of the close of business on April 3, 1998:

                           (i) Computone had issued options under its
Non-Qualified Equity Incentive Plan to purchase an aggregate of 418,378 shares of the Computone Common Stock (the "Computone Incentive Plan Shares") and had reserved an additional 218,167 shares for future issuance under such Plan; and

                           (ii) Computone had issued warrants to purchase an
aggregate of 372,013 shares of the Computone Common Stock (the "Computone Warrant Shares").

                  (b) Since April 3, 1998, Computone has not issued any additional stock options, warrants or shares of the Computone Common Stock, except shares of the Computone Common Stock which are described in Section 5.2 of the disclosure schedule prepared by Computone and attached hereto as Schedule C (the "Computone Disclosure Schedule") and which were issuable upon the exercise of outstanding options or warrants, in each case pursuant to the terms of (i) the applicable agreements pursuant to which such options or warrants were issued, (ii) the applicable Computone option plan and (iii) the Computone Certificate of Incorporation.

                  (c) As of April 3, 1998, there were no outstanding contractual obligations of Computone or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Computone or any of its Subsidiaries.

                  (d) Section 5.2 of the Computone Disclosure Schedule lists all Subsidiaries of Computone, the jurisdiction of incorporation of each such Subsidiary of Computone and each jurisdiction where such Subsidiary of Computone is qualified to do business. Computone owns, directly or indirectly, all of the securities of each of the Subsidiaries of Computone, free and clear of all liens, charges, pledges, security interest or other encumbrances, and all capital stock of such Subsidiaries of Computone has been duly authorized and validly issued and is fully paid and nonassessable. None of the Subsidiaries of Computone has any commitment to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person other than Computone or a Subsidiary of Computone any right to acquire from a Subsidiary of Computone, any shares of its capital stock. Each Subsidiary of Computone is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business as it is now being conducted, and, to the extent required by law, is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business, except where the failure to have such authorization or to be so qualified would not have a material adverse affect on the business or operations of such Subsidiary or Computone.

         Section 5.3 Authority. Computone has all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and, subject only to approval of this Agreement and the Merger Agreement by the stockholders of Computone, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement by Computone and the consummation by Computone of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Computone, subject only to such approval by the stockholders of Computone. This Agreement and the Merger Agreement have been duly executed and delivered by Computone and, subject only to such approval by the stockholders of Computone, constitute valid and binding obligations of Computone, enforceable against Computone in accordance with their respective terms.

         Section 5.4 Consents and Approvals; No Violations. Except as set forth in Section 5.4 of the Computone Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the DGCL (all of which shall have been made or obtained on or before the Preliminary Exchange Closing Date and the Merger Closing Date), the execution and delivery of this Agreement and the Merger Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Certificate of Incorporation or Bylaws of Computone or any Subsidiary of Computone, or (ii) any mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Computone or any Subsidiary of Computone or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the business of Computone and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Computone or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Merger Agreement by Computone or the consummation by Computone of the transactions contemplated hereby or thereby, except for the following, all of which shall have been accomplished on or before the Preliminary Exchange Closing Date and the Merger Closing Date: (i) the filing and effectiveness of a proxy statement relating to the meeting of Computone's stockholders to be held in connection with the Merger (the "Proxy Statement") under the Exchange Act, (ii) the filing and effectiveness of a registration statement on Form S-4 (the "Registration Statement") with the Commission in connection with the issuance of the Merger Shares pursuant to the Merger and the Initial Member Shares, the 1997 Note Shares and the Additional Shares pursuant to or in connection with the Exchange, which Registration Statement shall include the Proxy Statement, (iii) the filing of such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Certificate of Merger or the Merger Agreement and officers' certificates with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Computone is qualified to do business, (v) such consents, approvals,. orders, authorizations, registration, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the business of Computone and its Subsidiaries taken as a whole.

         Section 5.5 Computone SEC Documents. Computone has filed with the Commission and has heretofore furnished to Ladia or to counsel for Ladia, a true and complete copy of each form, report, and document required to be filed by Computone with the Commission since April 4, 1997 (the "Computone SEC Documents"). As of their respective filing dates: (i) the Computone SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and (ii) none of the Computone SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent, if any, corrected by a subsequently filed Computone SEC Document. At the time filed, the financial statements of Computone included in the Computone SEC Documents (the "Computone Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, had been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Computone and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Except as disclosed in the Computone SEC Documents filed prior to the date of this Agreement, or except as contemplated by this Agreement, since April 4, 1997, there has not been any material adverse change in the results of operations, financial condition, assets or business of Computone and its Subsidiaries taken as a whole.

         Section 5.6 Undisclosed Liabilities. Except as set forth on Section 5.6 of the Computone Disclosure Schedule, neither Computone nor any of its Subsidiaries has any liabilities, either accrued, absolute, contingent or otherwise, of a nature required to be reflected in a balance sheet or related notes prepared in accordance with generally accepted accounting principles consistently applied which are not reflected or provided for in the Computone Financial Statements except those arising after April 4, 1997, (i) which are in the ordinary course of business, (ii) which, in the aggregate would not have a material effect on the financial condition of Computone, and (iii) the nature and extent of which are specifically described in Section 5.6 of the Computone Disclosure Schedule.

         Section 5.7 Absence of Certain Changes or Events. Except as disclosed in Section 5.7 of the Computone Disclosure Statement, since April 4, 1997, neither Computone nor any of its Subsidiaries has:

                  (a) incurred any obligation or liability (fixed or, to its knowledge, contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, and except in connection with this Agreement and the transactions contemplated hereby;

                  (b) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                  (c) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising by operation of law, liens for current real and personal property taxes incurred but not yet due and payable, purchase money security interests arising as a matter of law between the date of delivery and payment and other liens of an immaterial nature);

                  (d) transferred, leased or otherwise disposed of any of its assets or properties except in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

                  (e) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice;

                  (f) waived or released any rights of material value;

                  (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                  (h) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of Computone or any of its Subsidiaries;

                  (i) entered into any transaction, contract or commitment which provides for a period of performance which extends beyond twelve (12) months from the date hereof or involves payment of or receipt after the date hereof of amounts in excess of one percent of Computone's net sales for the year ended April 4, 1997, except (i) contracts listed in Section 5.13 of the Computone Disclosure Schedule, (ii) this Agreement and the transactions contemplated hereby, (iii) ordinary course of business contracts for the purchase of materials from vendors if such contracts are supported by firm released customer purchase orders, and (iv) ordinary course of business orders for Computone's products; or

                  (j) suffered any casualty loss or damage to any of its properties (whether or not such loss or damage shall have been covered by insurance) which adversely affects in any material respect its ability to conduct business.

         Section 5.8 Information Supplied. None of the information supplied by Computone for inclusion in the Registration Statement, and the Proxy Statement included therein, at the date the Registration Statement is filed with the Commission and at the time it becomes effective and at the time of the meeting of Computone's stockholders to be held in connection with the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 5.9 Certain Agreements. Except as disclosed in Section 5.9 of the Computone Disclosure Schedule, or as contemplated by this Agreement, neither Computone nor any of its Subsidiaries is a party to any (i) agreement with any executive officer or other key employee of Computone or any Subsidiary of Computone (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Computone or any Subsidiary of Computone of the nature of any of the transactions contemplated by this Agreement and the Merger Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including; without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Merger Agreement.

         Section 5.10 Taxes.

                  (a) Computone and each of its Subsidiaries (i) has duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it which relate to Computone or any of its Subsidiaries or with respect to which Computone or any of its Subsidiaries is liable or otherwise in any way subject, which returns were true, correct and complete in all material respects, (ii) has paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under such returns or pursuant to any assessment received by Computone or any of its Subsidiaries), and (iii) has properly accrued, charged or established adequate reserves for all such taxes arising in respect of Computone or any of its Subsidiaries for periods subsequent to the periods covered by such returns. Except as set forth in Section 5.10 of the Computone Disclosure Schedule, (A) no claims for taxes have been asserted against Computone or any of its Subsidiaries, and no deficiency-for any taxes has been proposed, asserted or assessed which has not been resolved or paid in full, (B) no tax return or taxable period of Computone or any of its Subsidiaries is under audit, investigation or examination and none of Computone or any of its Subsidiaries has received notice of any pending audit, investigation or examination, (C) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period of Computone or its Subsidiaries, (D) no issue or claim has been asserted for taxes by any taxing authority for any prior period, the adverse determination of which could for any prior, current or future period result in a deficiency which could have a material adverse effect on Computone and its Subsidiaries taken as a whole, (E) there are no tax liens upon the assets of Computone or any of its Subsidiaries other than liens for taxes not yet due and (F) no power of attorney has been granted by Computone or any of its Subsidiaries with respect to any matter relating to taxes which is currently in force, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Computone and its Subsidiaries taken as a whole. Copies of all federal and state income (or franchise) tax returns of Computone or any of its Subsidiaries have been made available for inspection by HC and Ladia.

                  (b) Collapsible Corporation Status. No consent or agreement has been made under Section 341 of the Code by or on behalf of Computone or its Subsidiaries or any predecessor thereof.

                  (c) FIRPTA Status. Computone is not, and has not been at any time during the five year period preceding the date hereof, a "United States real property holding corporation" as defined in Section 897 of the Code and the regulations promulgated thereunder.

                  (d) Parachute Payments. No payments by Computone or its Subsidiaries to its officers, directors, employees or consultants under any contract, plan or agreement, including but not limited to this Agreement, or payments contemplated by this Agreement constitute "parachute payments" within the meaning of Section 280G of the Code.

         Section 5.11 Title to Assets. Section 5.11 of the Computone Disclosure Schedule sets forth a list of all real property owned or leased by Computone or any of its Subsidiaries, and the aggregate monthly rental or other fee payable under any such lease. Except as listed in Section 5.11 of the Computone Disclosure Schedule, Computone and each of its Subsidiaries has good and marketable title to its assets, free and clear of all security interests, mortgages, encumbrances, liens or charges of any kind or character, except liens for taxes not yet due and payable and such imperfections of title, liens and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the present business operations of such properties.

         Section 5.12 Condition of Personal Property. All of Computone's and its Subsidiaries' tangible personal property, equipment, fixtures and inventories used in the ordinary course of its business are in good, merchantable condition, reasonable wear and tear excluded, or in reasonably repairable condition, are suitable for the purposes for which they are being used, and are valued at the lower of cost or market in the Computone Financial Statements. No value in excess of applicable reserves has been given to any inventory in the Computone Financial Statements with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

         Section 5.13 List of Contracts and Other Data. Section 5.13 of the Computone Disclosure Schedule sets forth the following:

                  (a) all of Computone's and its Subsidiaries' registered patents, trademarks, trade names, service marks and copyrights, if any, used in connection with the operation of Computone's and its Subsidiaries' business, and all applications, if any, pending for patents or for trademarks, trade names, service marks or copyright registrations;

                  (b) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Computone or any of its Subsidiaries, if any;

                  (c) all contracts (including, without limitation, mortgages, indentures and loan agreements) to which Computone or any of its Subsidiaries is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in Sections 5.13(a) or 5.l3(b) above and which provide for a period of performance which extends beyond twelve (12) months from the date hereof or involve payment of or receipt after the date hereof of amounts in excess of one percent of Computone's net sales for the year ended April 4, 1997, provided that the foregoing shall not be deemed to include (i) ordinary course of business purchase orders for materials from vendors if such purchase orders are supported by firm released customer purchase orders for Computone's products or (ii) ordinary course of business orders for Computone's products; and

                  (d) the names and current annual compensation rates of the top ten (10) paid employees of Computone or any of its Subsidiaries.

          True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to in this Section 5.13 have been provided or made available to HC, Ladia and their counsel.

         Section 5.14 Business Property Rights. To the knowledge of Computone, Computone owns or has valid rights to use all designs, know-how, trade secrets, patents, trademarks, trade names, service marks and copyrights, if any, which are reasonably necessary to, or used primarily in, the conduct of Computone's and its Subsidiaries' businesses (the "Computone Intellectual Property") without conflict with the rights of others. Except as set forth in Section 5.14 of the Computone Disclosure Schedule: (i) no claim is pending or, to Computone's knowledge, threatened to the effect that the present or past operation of Computone or its Subsidiaries infringes upon or conflicts with the rights of others with respect to any Computone Intellectual Property, where such infringement or conflict is reasonably likely to have a material adverse effect on Computone and its Subsidiaries taken as a whole; (ii) no claim is pending or, to Computone's knowledge, threatened to the effect that any Computone Intellectual Property is invalid or unenforceable and (iii) no contract, agreement or understanding with any party exists which would prevent the continued use by Computone or its Subsidiaries (as currently used by Computone or its Subsidiaries) of any Computone Intellectual Property.

         Section 5.15 Compliance with Applicable Law. Computone and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Computone Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on the business of Computone and its Subsidiaries taken as a whole. Computone and its Subsidiaries are in compliance with the terms of the Computone Permits, except where the failure to comply would not have a material adverse effect on Computone and its Subsidiaries taken as a whole. The businesses of Computone and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the business of Computone and its Subsidiaries taken as whole. Except as set forth in Section
5.15 of the Computone Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Computone and its Subsidiaries is pending or, to the best knowledge of Computone, threatened, nor has any Governmental Entity notified Computone orally or in writing of an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a material adverse effect on the business of Computone and its Subsidiaries taken as a whole.

         Section 5.16 No Breach or Default. Except as set forth in Section 5.16 of the Computone Disclosure Schedule, neither Computone nor any of its Subsidiaries is in default under any material contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. Neither Computone nor any of its Subsidiaries has reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency. Neither Computone nor any of its Subsidiaries is a party to or bound by any mortgage, lien, lease, agreement, instrument, order, judgment or decree which would prohibit or conflict with in any way the execution or performance of this Agreement or prohibit the consummation of any of the transactions provided for in this Agreement.

         Section 5.17 Labor Controversies. Neither Computone nor any of its Subsidiaries is a party to any collective bargaining agreement. Except as set forth in Section 5.17 of the Computone Disclosure Schedule, there are no controversies between Computone and any of its employees or any Subsidiary of Computone and any of its employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor grievances or unfair labor practice or labor arbitration proceedings pending, or to the knowledge of Computone or such Subsidiary threatened relating to its business, and to the knowledge of Computone or such Subsidiary there are no organizational efforts presently being made or threatened involving any of Computone's or any of its Subsidiaries' employees. Neither Computone nor any of its Subsidiaries has received notice of any claim that Computone or such Subsidiary has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that Computone or such Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         Section 5.18 Litigation. Except as set forth in Section 5.18 of the Computone Disclosure Schedule there is no action, suit or proceeding with respect to Computone or any of its Subsidiaries involving claims by or against Computone, any of its Subsidiaries or any of their respective properties, pending or, to the knowledge of Computone, threatened, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Computone or any of its Subsidiaries has been named or is a party which apply, in whole or in part, to the business of Computone or any of its Subsidiaries or any of their respective properties, or which would result in a material adverse change in the business or prospects of Computone and its Subsidiaries taken as a whole.

         Section 5.19 Transactions with Affiliates. Except as set forth in the
Section 5.19 of the Computone Disclosure Statement, since April 4, 1997, there have been no transactions to which Computone or any of its Subsidiaries has been a party in which any director, officer or 5% stockholder of Computone or a member of his immediate family had or will have any direct or indirect interest.

         Section 5.20 Environmental Matters. As of the date hereof, Computone is in compliance with all applicable local, county, state, federal and foreign legal requirements relating to the use, storage, handling, transport and disposal of materials, hazardous materials and hazardous substances (the "Hazardous Materials") including, but not limited to, the Resources Compensation and Recovery Act (42 U.S.C. Section 6902 et seq.)
and the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601). Computone has no knowledge of any condition that would cause Computone to incur liability or be a responsible party with respect to Computone's real properties under any environmental or health regulation or act. To the knowledge of Computone, (i) none of Computone's properties has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials, (ii) none of the listed properties is contaminated with any Hazardous Materials; and (iii) Computone has not been responsible for spilling Hazardous Materials on its properties.

         Section 5.21 ERISA Plans.

                  (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(d) of the ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "Computone Benefit Plans"), maintained or contributed to by Computone or any of its Subsidiaries, Computone has made available to HC and Ladia, or will deliver to HC and Ladia within 30 days after the date hereof, a true and correct copy of
(i) the most recent annual report (Form 5500) filed with the IRS, if any, (ii) such Computone Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Computone Benefit Plan and (iv) the most recent actuarial report or valuation relating to each Computone Benefit Plan subject to Title IV of ERISA.

                  (b) With respect to the Computone Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Computone and its Subsidiaries, there exists no condition or set of circumstances in connection with which Computone and its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on the business of Computone and its Subsidiaries taken as a whole (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

                  (c) Except as set forth in Section 5.21 of the Computone Disclosure Schedule, with respect to the Computone Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Computone Financial Statements, which obligations are reasonably likely to have a material adverse effect on Computone and its Subsidiaries, taken as a whole.

         Section 5.22 No Brokers. Except as disclosed in Section 5.22 of the Computone Disclosure Schedule, Computone has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Computone to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and Computone is not aware of any other claim or basis for claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Computone shall indemnify and hold HC, Ladia and the Members harmless from and against any obligation with respect to any such fees, brokerage or agent's commissions or other like payments.

         Section 5.23 Pooling Matters. Neither Computone nor any of its affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that would affect the ability of Computone and HC to account for the business combination to be effected by the Merger as a pooling of interests.

         Section 5.24 No Misrepresentation or Omission. No representation or warranty made by Computone in this Article V or in any other Article or Section of this Agreement, or in any certificate or other document furnished or required to be furnished by Computone pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they are made.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF HC AND NEWCO

         HC and Newco jointly and severally represent and warrant to Ladia, the Members and Computone as follows:

         Section 6.1 Existence. Good Standing. Compliance with Law. Each of HC and Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of HC and Newco is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on the business of HC and Newco taken as a whole. Each of HC and Newco has all requisite corporate power and authority to own its properties and carry on its business as now conducted. The copies of the Certificate of Incorporation and Bylaws of HC and Newco which have been delivered to Ladia and Computone are complete and correct. Neither HC nor Newco is in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which HC or Newco is a party or is subject. Neither HC nor Newco is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for laws, ordinances, governmental rules or regulations the violation of which would not have a material adverse effect on HC's or Newco's business as a whole. HC and Newco have obtained all licenses, permits and other authorizations and has taken all action required by applicable law or governmental regulation necessary for the conduct of their respective business as now conducted, except for licenses, permits, authorizations or actions the violation of which or the failure to obtain or take which would not have a material adverse effect on the business of HC and Newco taken as a whole. HC and Newco were organized in May 1998 and neither has conducted any material operations to date.

         Section 6.2 Capitalization of HC. HC has authorized capital stock of 10,000,000 shares of convertible redeemable preferred stock, $0.01 par value per share, and 50,000,000 shares of common stock, $0.01 par value per share (the "HC Common Stock"). As of the date of this Agreement, one share of the HC Common Stock was issued and outstanding and owned beneficially and of record by Computone (which share shall be canceled and retired, and shall cease to exit, upon the Effective Time of the Merger, as provided in Section 3.1(c)), and no shares of HC convertible redeemable preferred stock were issued or outstanding. There are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require HC to sell or issue any capital stock or other securities. HC has no Subsidiaries other than Newco.

         Section 6.3 Capitalization of Newco. Newco has authorized capital stock of 100 shares of common stock, $0.01 par value per share (the "Newco Common Stock"). As of the date of this Agreement, one share of the Newco Common Stock was issued and outstanding and owned beneficially and of record by HC. There are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving anyone any right to require Newco to sell or issue any capital stock or other securities. Newco has no Subsidiaries.

         Section 6.4 Authority. Each of HC and Newco has all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and, subject only to approval of this Agreement and the Merger Agreement by the stockholders of Computone, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HC and Newco. This Agreement and the Merger Agreement have been duly executed and delivered by HC and Newco and constitute valid and binding obligations of HC and Newco, enforceable against them in accordance with their respective terms.

         Section 6.5 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act and the DGCL (all of which shall have been made or obtained on or before the Preliminary Exchange Closing Date and the Merger Closing Date), the execution and delivery by HC and Newco of this Agreement and the Merger Agreement do not, and the consummation by HC and Newco of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of HC or Newco, or (ii) any mortgage, indenture, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HC or Newco or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the business of HC and Newco taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HC or Newco in connection with the execution and delivery of this Agreement or the Merger Agreement by HC and Newco or the consummation by HC and Newco of the transactions contemplated hereby or thereby, except (i) the filing and effectiveness of the Proxy Statement under the Exchange Act, (ii) the filing and effectiveness of the Registration Statement with the Commission in connection with the issuance of the Merger Shares pursuant to the Merger and the Initial Member Shares, the 1997 Note Shares and the Additional Shares pursuant to or in connection with the Exchange, which Registration Statement shall include the Proxy Statement, (iii) the filing of such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Certificate of Merger of the Merger Agreement and officers' certificates with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which HC or Newco is qualified to do business, (v) such consents, approvals, orders, authorizations, registration, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the business of HC and Newco taken as a whole.

         Section 6.6 Undisclosed Liabilities. Neither HC nor Newco has any liabilities, either accrued, absolute, contingent or otherwise, of a nature required to be reflected in a balance sheet or related notes prepared in accordance with generally accepted accounting principles consistently applied.

         Section 6.7 Absence of Certain Changes or Events. Since their respective dates of formation, neither HC nor any Newco has:

                  (a) incurred any obligation or liability (fixed or, to its knowledge, contingent), except in connection with this Agreement and the transactions contemplated hereby;

                  (b) discharged or satisfied any lien, security interest or encumbrance or paid any obligation or liability (fixed or contingent);

                  (c) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising by operation of law, liens for current real and personal property taxes incurred but not yet due and payable, purchase money security interests arising as a matter of law between the date of delivery and payment and other liens of an immaterial nature);

                  (d) transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties;

                  (e) canceled or compromised any debt or claim;

                  (f) waived or released any rights of material value;

                  (g) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

                  (h) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee of HC or Newco;

                  (i) entered into any transaction, contract or commitment which provides for a period of performance which extends beyond twelve (12) months from the date hereof except this Agreement and the transactions contemplated hereby; or

                  (j) suffered any casualty loss or damage to any of its properties (whether or not such loss or damage shall have been covered by insurance) which adversely affects in any material respect its ability to conduct business.

         Section 6.8 Information Supplied. None of the information supplied by HC or Newco for inclusion in the Registration Statement, and the Proxy Statement included therein, at the date the Registration Statement is filed with the Commission and at the time it becomes effective and at the time of the meeting of Computone's stockholders to be held in connection with the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 6.9 Certain Agreements. Except as contemplated by this Agreement, neither HC nor Newco is a party to any (i) agreement with any executive officer or other key employee of HC or Newco (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving HC or Newco of the nature of any of the transactions contemplated by this Agreement and the Merger Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits (which are conditioned upon a change of control) after the termination of employment of such employee regardless of the reason for such termination of employment or (ii) agreement or plan, including; without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Merger Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Merger Agreement.

         Section 6.10  Taxes.

                  (a) HC and Newco (i) have duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it which relate to HC or Newco or with respect to which HC or Newco is liable or otherwise in any way subject, which returns were true, correct and complete in all material respects, (ii) have paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under such returns or pursuant to any assessment received by HC or Newco), and
(iii) have properly accrued, charged or established adequate reserves for all such taxes arising in respect of HC or Newco for periods subsequent to the periods covered by such returns. No claims for taxes have been asserted against HC or Newco and no deficiency-for any taxes has been proposed, asserted or assessed which has not been resolved or paid in full. No tax return or taxable period of HC or Newco is under audit, investigation or examination and neither HC nor Newco has received notice of any pending audit, investigation or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period of HC or Newco. No issue or claim has been asserted for taxes by any taxing authority for any prior period, the adverse determination of which could for any prior, current or future period result in a deficiency which could have a material adverse effect on HC or Newco taken as a whole. There are no tax liens upon the assets of HC or Newco other than liens for taxes not yet due. No power of attorney has been granted by HC or Newco with respect to any matter relating to taxes which is currently in force, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on HC or Newco taken as a whole. Copies of all federal and state income (or franchise) tax returns of HC or Newco have been made available for inspection by Ladia, the Members and Computone.

                  (b) Collapsible Corporation Status. No consent or agreement has been made under Section 341 of the Code by or on behalf of HC or Newco or any predecessor thereof.

                  (c) FIRPTA Status. Neither HC nor Newco is , and neither has at any time during the five year period preceding the date hereof been, a "United States real property holding corporation" as defined in Section 897 of the Code and the regulations promulgated thereunder.

                  (d) Parachute Payments. No payments by HC or Newco to its officers, directors, employees or consultants under any contract, plan or agreement, including but not limited to this Agreement, or payments contemplated by this Agreement constitute "parachute payments" within the meaning of Section 280G of the Code.

         Section 6.11 Title to Assets. Neither HC nor Newco owns or leases any real property. HC and Newco have good and marketable title to its assets, free and clear of all security interests, mortgages, encumbrances, liens or charges of any kind or character, except liens for taxes not yet due and payable and such imperfections of title, liens and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the present business operations of such properties.

         Section 6.12 Condition of Personal Property. All of HC's and Computone's tangible personal property, equipment, fixtures and inventories used in the ordinary course of its business are in good, merchantable condition, reasonable wear and tear excluded, or in reasonably repairable condition, are suitable for the purposes for which they are being used, and are valued at the lower of cost or market. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products. All of the inventories and equipment, including equipment leased to others, are well maintained and in good operating condition.

         Section 6.13 List of Contracts and Other Data. Neither HC nor Newco has:

                  (a) any registered patents, trademarks, trade names, service marks and copyrights or any applications pending for patents or for trademarks, trade names, service marks or copyright registrations;

                  (b) any collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of HC or Newco;

                  (c) any contracts (including, without limitation, mortgages, indentures and loan agreements) to which it is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in Sections 6.13(a) or 6.l3(b) above and which provide for a period of performance which extends beyond twelve (12) months from the date hereof; and

                  (d) any employees.

         Section 6.14 Business Property Rights. To the knowledge of HC and Newco, HC and Newco own or have valid rights to use all designs, know-how, trade secrets, patents, trademarks, trade names, service marks and copyrights, if any, which are reasonably necessary to, or used primarily in, the conduct of HC's and Newco's businesses (the "HC/Newco Intellectual Property") without conflict with the rights of others. No claim is pending or, to HC's or Newco's knowledge, threatened to the effect that the present or past operation of HC or Newco infringes upon or conflicts with the rights of others with respect to any HC/Newco Intellectual Property, where such infringement or conflict is reasonably likely to have a material adverse effect on HC and Newco taken as a whole. No claim is pending or, to HC's or Newco's knowledge, threatened to the effect that any HC/Newco Intellectual Property is invalid or unenforceable. No contract, agreement or understanding with any party exists which would prevent the continued use by HC or Newco (as currently used by HC or Newco) of any HC/Newco Intellectual Property.

         Section 6.15 Compliance with Applicable Law. HC and Newco hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "HC/Newco Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on the business of HC and Newco taken as a whole. HC and Newco are in compliance with the terms of the HC/Newco Permits, except where the failure to comply would not have a material adverse effect on HC and Newco taken as a whole. The business of HC and Newco are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on the business of HC and Newco taken as whole. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to HC and Newco is pending or, to the best knowledge of HC or Newco, threatened, nor has any Governmental Entity notified HC or Newco orally or in writing of an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not have a material adverse effect on the business of HC and Newco taken as a whole.

         Section 6.16 No Breach or Default. Neither HC nor Newco is in default under any material contract to which it is a party or by which it is bound, nor, to HC's and Newco's knowledge, has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. Neither HC nor Newco has reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency. Neither HC nor Newco is a party to or bound by any mortgage, lien, lease, agreement, instrument, order, judgment or decree which would prohibit or conflict with in any way the execution or performance of this Agreement or prohibit the consummation of any of the transactions provided for in this Agreement.

         Section 6.17 Labor Controversies. Neither HC nor Newco is a party to any collective bargaining agreement. There are no controversies between HC or Newco and any of their respective employees which might reasonably be expected to materially adversely affect the conduct of its business, or any unresolved labor grievances or unfair labor practice or labor arbitration proceedings pending, or to the knowledge of HC or Newco threatened relating to its business, and to the knowledge of HC or Newco there are no organizational efforts presently being made or threatened involving any of HC's or Newco's employees. Neither HC nor Newco has received notice of any claim that HC or Newco has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that HC or Newco is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

         Section 6.18 Litigation. There is no action, suit or proceeding with respect to HC or Newco involving claims by or against HC, Newco or any of their respective properties pending or, to the knowledge of HC or Newco, threatened, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which HC or Newco has been named or is a party which apply, in whole or in part, to the business of HC or Newco or any of their respective properties, or which would result in a material adverse change in the business or prospects of HC and Newco taken as a whole.

         Section 6.19 Transactions with Affiliates. Since their respective dates of formation, there have been no transactions to which HC or Newco has been a party in which any director, officer or 5% stockholder of HC or Newco or a member of his immediate family had or will have any direct or indirect interest.

         Section 6.20 Environmental Matters. As of the date hereof, HC and Newco are in compliance with all applicable local, county, state, federal and foreign legal requirements relating to the use, storage, handling, transport and disposal of materials, hazardous materials and hazardous substances (the "Hazardous Materials") including, but not limited to, the Resources Compensation and Recovery Act (42 U.S.C. Section 6902 et seq.) and the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section
9601). Neither HC nor Newco has any knowledge of any condition that would cause HC or Newco to incur liability or be a responsible party with respect to HC's or Newco's real properties under any environmental or health regulation or act. To the knowledge of HC and Newco, (i) none of HC's or Newco's properties has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials, (ii) none of the listed properties is contaminated with any Hazardous Materials; and (iii) neither HC nor Newco has been responsible for spilling Hazardous Materials on its properties.

         Section 6.21 ERISA Plans. There is no employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(d) of the ERISA), or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding), maintained or contributed to by HC or Newco.

         Section 6.22 No Brokers. Neither HC nor Newco has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of HC or Newco to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither HC nor Newco is aware of any other claim or basis for claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. HC and Newco shall indemnify and hold Ladia, the Members and Computone harmless from and against any obligation with respect to any such fees, brokerage or agent's commissions or other like payments.

         Section 6.23 Pooling Matters. None of HC, Newco or any of their affiliates has, to its knowledge and based upon consultation with its independent accountants, taken or agreed to take any action that would affect the ability of Computone and HC to account for the business combination to be effected by the Merger as a pooling of interests.

         Section 6.24 No Misrepresentation or Omission. No representation or warranty made by HC or Newco in this Article VI or in any other Article or Section of this Agreement, or in any certificate or other document furnished or required to be furnished by HC or Newco pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they are made.

                                   ARTICLE VII

                       ADDITIONAL COVENANTS AND AGREEMENTS

         The parties further covenant and agree as follows:

         Section 7.1 Conduct of Computone, HC, Newco and Ladia Prior to the Preliminary Exchange Closing and the Merger Closing. During the period from the date hereof until the occurrence of the Effective Date and the Preliminary Exchange Closing Date:

                  (a) Computone and Ladia each will conduct its operations according to its ordinary course of business and will use commercially reasonable efforts to maintain and preserve its business organization and relationships with agents and all others.

                  (b) Except as disclosed by Computone, HC or Newco to Ladia or by Ladia to Computone in writing prior to the date hereof, Ladia shall not, without the prior written consent of Computone, and none of Computone, HC or Newco shall, without the prior written consent of Ladia:

                           (i) incur any indebtedness for borrowed money,
assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation, except any indebtedness borrowed under a line of credit agreement with a bank which is in effect as of the date hereof;

                           (ii) make, declare or pay any dividend, or declare or
make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its outstanding capital stock or membership interests except for shares of such capital stock purchasable from employees or consultants at the original purchase price upon termination of employment or consulting in accordance with such party's usual and customary practice, or authorize the creation or issuance of any additional shares of its capital stock or membership interests or any options, calls or commitments relating to its capital stock or membership interests or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock or membership interests, or agree to take any such action;

                           (iii) except as necessary to consummate the
transactions contemplated in this Agreement, take any action to amend its Certificate of Incorporation or Bylaws or Certificate of Organization or Operating Agreement;

                           (iv) mortgage, pledge or otherwise encumber any of
its properties or assets;

                           (v) sell or transfer any of its properties or assets
or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business;

                           (vi) make any investment of a capital nature in
excess of $250,000 for any single project either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

                           (vii) enter into or terminate any contract or
agreement, or make any change in any of its leases or contracts, other than in the ordinary course of business;

                           (viii) increase in any manner the compensation or
fringe benefits of any of its officers or any employees earning over $50,000 annually or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees, or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person provided that Ladia may, without Computone's consent, hire up to three new employees with individual annual compensation of up to $250,000 and may hire additional new employees with aggregate annual compensation of up to $250,000;

                           (ix) permit any insurance policy (excluding, however,
those policies for which no replacement is available at a cost comparable to that currently in effect) naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect, other than in the ordinary course of business; or

                           (x) take any other action which, although not
expressly prohibited by the foregoing provisions of this Section 7.1(b), would result or would be reasonably likely to result in any of such party's representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger or the Exchange set forth in Article VIII or Article IX not being satisfied.

         Section 7.2 HC Governance. Prior to the Preliminary Exchange Closing and the Merger Closing, the stockholders and Board of Directors of HC shall take such action as is necessary to cause the full Board of Directors of HC to consist of the following persons as of the Preliminary Exchange Closing and the Merger Closing: John D. Freitag, Richard A. Hansen, Frances Lynch, Robert Lynch or his designee and two designees of the Computone Board of Directors.

         Section 7.3 Stockholder Meeting. Computone shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement, the Merger Agreement and related matters. Computone will, through its Board of Directors, unanimously recommend to its stockholders (consistent with fiduciary duties) approval of such matters.

         Section 7.4 Legal Conditions to the Merger or Exchange. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger or the Exchange and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon any other party or any Subsidiary of such other party in connection with the Merger or the Exchange. Each party will take, and will cause its Subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its Subsidiaries (or by the other party or its Subsidiaries) in connection with the Merger or the Exchange or the taking of any action contemplated thereby or by this Agreement.

         Section 7.5 Cooperation. HC shall (i) prepare and file with the Commission, as soon as is reasonably practicable after the date hereof, the Registration Statement with respect to the Merger Shares issuable in the Merger, the Initial Member Shares, the 1997 Note Shares and the Additional Shares (the Initial Member Shares and the Additional Shares being hereinafter sometimes referred to collectively as the "Exchange Shares") issuable in connection with or pursuant to the Exchange, in each case as contemplated by this Agreement, which Registration Statement shall include the Proxy Statement, (ii) use commercially reasonable efforts to have the Registration Statement declared effective by the Commission under the Securities Act as promptly as possible,
(iii) prepare and file with the Commission such supplements or amendments to the Registration Statement as may be required by the Securities Act and/or the rules and regulations thereunder, (iv) take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement, and (v) cooperate with Ladia, the Members, Newco and Computone in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Date and the Preliminary Exchange Closing Date in connection with the consummation of the transactions contemplated by this Agreement and in making any such filings promptly and in seeking to obtain timely any such consents. HC, Newco, Computone, the Members and Ladia shall each furnish to one another's counsel all such information as may be required in connection with the foregoing actions including without limiting the generality of the foregoing the preparation by Ladia of such audited financial statements for inclusion in the Registration Statement as HC's independent accountants determine to be necessary pursuant to Regulation S-X promulgated by the Commission.

         Section 7.6 Satisfactory Affiliate Agreements. Ladia, on or prior to the date hereof, shall have caused to be delivered to HC a list, reviewed by Ladia's counsel, identifying all persons who were in its opinion, at the time such list is prepared, affiliates of Ladia for purposes of Rule 145 promulgated by the Commission under the Securities Act ("Affiliates"). Ladia shall furnish such information and documents as HC may reasonably request for the purpose of reviewing such list. Ladia shall cause each person who is identified as an "Affiliate" in the list furnished pursuant to this Section 7.6 to execute a written agreement at or prior to the Preliminary Exchange Closing Date (the "Affiliate Agreement"), substantially in the form of Exhibit C attached hereto, that such person will not offer or sell or otherwise dispose of any Exchange Shares issued to such person pursuant to this Agreement in violation of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

         Section 7.7 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 7.8 Public Announcements. No party hereto and none of their respective affiliates shall issue, or permit any agent or affiliate to issue, any press releases or otherwise make, or permit any agent or affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby without the prior written consent of each other party. Notwithstanding the foregoing, if the parties cannot agree to the content of any such press release or public statement, either party may, after furnishing the proposed text thereof to the other parties and at least 24 hours' prior consultation, issue, or permit any agent or affiliate to issue, any such press release or make any such public statement which such party's legal counsel deems to be required by law.

         Section 7.9  Issuance of HC Common Stock and Ladia Options.

                  (a) HC will, on the Preliminary Exchange Closing Date and on the Final Exchange Closing Date, issue or cause to be issued or deliver or cause to be delivered, from the authorized but unissued shares of the HC Common Stock, certificates for the Exchange Shares for which the Ladia Membership Interests are to be exchanged pursuant to Article I of this Agreement. HC at all times shall maintain a sufficient number of authorized but unissued shares of the HC Common Stock to enable HC to issue the Exchange Shares.

                  (b) HC will, promptly following the Effective Date, issue or cause to be issued or deliver or cause to be delivered, from the authorized but unissued shares of the HC

Common Stock, certificates for the shares of the HC Common Stock into which the Computone Common Stock outstanding on the Effective Date shall then be converted and the shares of the HC Common Stock to be issued upon the exercise thereafter of stock options and warrants assumed by HC in accordance with Article X of this Agreement. HC at all times shall maintain a sufficient number of authorized but unissued shares of the HC Common Stock to enable HC to issue the shares contemplated by the preceding sentence.

                  (c) HC at all times shall maintain a sufficient number of authorized but unissued shares of the HC Common Stock to enable HC to issue the Ladia Option Shares issuable on exercise of the Ladia Options. As soon as practicable after the Preliminary Exchange Closing Date, HC shall take such actions as shall be necessary to assure that the Ladia Option Shares are registered on a Form S-8 registration statement filed with the Commission under the Securities Act.

         Section 7.10 Consents. Each party will use commercially reasonable efforts to obtain the written consents, if required, of all third parties, including, but not limited to, governmental or regulatory agencies, foreign or domestic, to the contracts listed on the Disclosure Schedule of such party and will furnish to the other party executed copies of those consents on or before the Effective Date and the Preliminary Exchange Closing Date.

         Section 7.11 Stockholders' Agreement. Simultaneously with the issuance of the 1997 Note Shares, the holders of the 1997 Note Shares shall have entered into a stockholders' agreement with Frances Lynch substantially in the form of Exhibit D attached hereto (the "Stockholders' Agreement") pursuant to which the holders of the 1997 Note Shares shall have given Frances Lynch (a) an irrevocable proxy coupled with an interest to vote all of the 1997 Note Shares and any Additional Shares issued to such holders pursuant to Section 1.5 hereof on all matters submitted to the HC stockholders for a vote and (b) a right of first refusal, to continue for a period of ten (10) years after the Exchange Closing Date, to acquire some or all of the 1997 Note Shares and any Additional Shares issued to such holders pursuant to Section 1.5 hereof if and when any one or more of the holders thereof determine to dispose of such shares.

         Section 7.12 Accountants' Letters.

                  (a) Ladia Accountants. Ladia shall use commercially reasonable efforts to cause to be delivered to HC a letter of Arthur Andersen LLP (or such other firm of independent certified public accountants as is acceptable to Computone), dated a date within two business days before the date on which the Registration Statement shall become effective, and addressed to HC, in form and substance reasonably satisfactory to HC and Computone and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                  (b) Computone's Accountants. Computone shall use commercially reasonable efforts to cause to be delivered to HC a letter of BDO Seidman LLP, Computone's independent auditors, dated a date within two business days before the date on which the Registration

Statement shall become effective, and addressed to HC, in form and substance reasonably satisfactory to HC and Ladia and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 7.13 Actions by Ladia. HC, Newco and Computone agree that, from and after the Preliminary Exchange Closing and the Merger Closing and except as specified below, Ladia, acting through its Board of Managers, and without interference or the requirement of consent, authorization or approval from HC as a holder of a Membership Interest in Ladia (or from any other holder or holders of such a Membership Interest, the effective cooperation of which holder or holders HC hereby agrees to obtain), shall have, except only in the specific extraordinary circumstances hereinafter defined, exclusive control of Ladia's business operations and finances. Such business operations and finances shall include, but not be limited to, (i) the right to make acquisitions, either of stock or assets or any combination thereof, of enterprises in the telecommunications industry and (ii) the incurring of debt in any amount and on any terms and conditions, provided only that such debt does not involve a guaranty by HC and is not convertible into, and does not afford any rights to acquire, any equity interest in Ladia or HC. For purposes of this Section 7.13, the specific extraordinary circumstances in which Ladia shall be required to obtain the authorization, approval or consent of HC shall include and be limited to (A) the issuance by Ladia of any additional membership interests in Ladia of any kind and (B) any expenditure in an amount in excess of $500,000. The provisions of this Section 7.13 shall be null and void if either (A) the employment by Ladia of Frances Lynch is terminated for cause within the meaning of her employment agreement with Ladia or (B) Ladia has not generated Cumulative Gross Revenues during the first four full fiscal quarters following the Preliminary Exchange Closing Date of at least $25,000,000, with a Cumulative Gross Margin during the last such quarter of at least 4%, with such calculations being based upon the unaudited financial statements of Ladia prepared by HC's regular independent certified public accountants in connection with the filing by HC of its periodic reports under the Exchange Act. HC, Computone and Newco hereby agree that, prior to the Preliminary Exchange Closing and the Merger Closing, Ladia may effect such amendments to its Operating Agreement and Certificate of Organization as it shall deem necessary to reflect the provisions of this Section 7.13 and to assure that the amendments so adopted may not thereafter by modified, revoked or rescinded without the prior written consent of Ladia.

         Section 7.14 Role of HC and Computone. From and after the Preliminary Exchange Closing and the Merger Closing, HC and, to the extent applicable, Computone, whether acting through their Boards of Directors or otherwise, shall except to the extent contemplated by Section 7.13 hereof, (a) neither cause nor permit any action to be taken, either directly or indirectly, which may adversely affect the business, operations or prospects of Ladia or the ability of Ladia and Frances Lynch to pursue and achieve the targets leading to the issuance of the Additional Shares and the vesting of the Ladia Options pursuant to Section 1.5 and Section 1.3 hereof and (b) cooperate with and support Ladia, Frances Lynch and the Ladia Board of Managers in their management of the business and affairs of Ladia and in their efforts to expand the growth of Ladia's business.

         Section 7.15 Limitations on Certain Transactions. During the Revenues Measurement Period, HC will not, without Ladia's prior consent: (a) issue additional shares of HC Common Stock or other equity in HC; (b) make any distribution to holders of HC Common Stock from the proceeds of the sale of any such additional shares of HC Common Stock or other equity of HC; or (c) sell or otherwise transfer its membership interests in Ladia.

         Section 7.16 Commission Filings. In connection with the intended treatment of the Exchange and the Merger as a pooling of interests for accounting purposes (as set forth in Section 1.8 and Section 2.8 hereof), HC covenants and agrees that, as promptly as reasonably practicable and, in any event, within forty-five (45) days after the end of the first full fiscal quarter of HC beginning after the Final Exchange Closing Date, HC shall cause to be filed with the Commission a completed Form 10-Q, including therein the required statement of the financial results for the combined operations of HC, Ladia and Computone as of the end of the fiscal quarter just completed.

         Section 7.17 Equity Financing.

                  (a) On or before the Preliminary Exchange Closing Date, HC shall use commercially reasonable efforts to raise $5,000,000 of additional equity (the "Equity Financing").

                  (b) The number of Initial Member Shares, 1997 Note Shares and Additional Shares to be issued to the Members and the holders of the 1997 Note Shares shall be subject to increase based on the number of shares of HC Common Stock issued by HC in the Equity Financing or into which the securities issued by HC in the Equity Financing are convertible, directly or indirectly (collectively, the "New HC Equity Shares") as follows:

                           (i) the aggregate number of additional shares of HC
Common Stock issuable to the holders of the Initial Member Shares and the 1997 Note Shares shall equal 5.0% of (A) the number of New HC Equity Shares divided by (B) 0.95 with such shares being issued on a pro rata basis to the holders of the Initial Member Shares and the 1997 Note Shares; and

                           (ii) The number of Additional Shares specified in the
schedule set forth in Section 1.5(a) shall be increased by a number of shares equal to (A) the number of New HC Equity Shares; (B) divided by "x"; (C) multiplied by "y", where "x" and "y" have the respective values set forth below opposite the respective revenue levels below and (D) reduced by the number of shares issued pursuant to Section 7.17(b)(i) hereof:


If Revenues are at least     But less than                 x             y
------------------------     -------------                ---           ---
       $10,000,000            $15,000,000                .875          .125
       $15,000,000            $20,000,000                .768          .232

If Revenues are at least     But less than                 x              y
------------------------     -------------                ---            ---
       $20,000,000            $25,000,000                .643           .357
       $25,000,000                                       .49            .51

                                  ARTICLE VIII

                 CONDITIONS TO THE PRELIMINARY EXCHANGE CLOSING

         Section 8.1 Conditions to Closing of HC. The obligation of HC to effect the Exchange shall be, unless waived, subject to and conditioned upon the satisfaction at or prior to the Preliminary Exchange Closing Date of each of the following conditions:

                  (a) All representations and warranties of Ladia and the Members contained in this Agreement and in the Ladia Disclosure Schedule shall be true and correct at and as of the Preliminary Exchange Closing Date in all material respects and Ladia and the Members shall have performed, in all material respects, all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Preliminary Exchange Closing Date pursuant to the terms of this Agreement, and, with respect to matters relating to Ladia, HC shall have received a certificate of an authorized member of the Board of Managers of Ladia and of each Member, dated the Preliminary Exchange Closing Date, to such effect.

                  (b) There shall have been no material adverse change since December 31, 1997 in the financial condition, operating results, business or affairs of Ladia, and Ladia shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which (i) substantially affects the value of its assets, properties or business and (ii) has a material adverse effect on Ladia's business as a whole, and HC shall have received a certificate of an authorized officer of Ladia, dated the Preliminary Exchange Closing Date, to such effect.

                  (c) HC shall have received from Edwards & Angell LLP, counsel for Ladia, an opinion, dated the Preliminary Exchange Closing Date, in form and substance satisfactory to Computone and its counsel.

                  (d) Each of the current Ladia employees specified on Schedule D attached hereto (each, a "Contracting Ladia Employee") shall have entered into an employment agreement with HC (each, an "HC Employment Agreement") on terms acceptable to HC and such employee.

                  (e) Ladia shall have delivered to HC certificates of the Secretary of State of The Commonwealth of Massachusetts certifying as of a date reasonably close to the Preliminary Exchange Closing Date that Ladia has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a domestic limited liability company.

                  (f) The Members shall have executed and delivered to HC appropriate instruments transferring the Membership Interests in Ladia to HC.

                  (g) HC shall have received from each Ladia Affiliate an executed copy of an Affiliates Agreement as contemplated by Section 7.6 hereof.

                  (h) All warrants, options or other rights to acquire any Membership Interest in Ladia shall have been exercised or duly waived and terminated.

         Section 8.2 Conditions to Closing of Ladia and the Members. The obligation of Ladia and the Members to effect the Exchange shall be, unless waived by Ladia, subject to and conditioned upon the satisfaction at or prior to the Preliminary Exchange Closing Date of each of the following conditions:

                  (a) All representations and warranties of HC and Computone contained in this Agreement and in the Computone Disclosure Schedule shall be true and correct at and as of the Preliminary Exchange Closing Date in all material respects and HC and Computone shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Preliminary Exchange Closing Date pursuant to the terms of this Agreement, and the Members shall have received a certificate of an authorized officer of each of HC and Computone, dated the Preliminary Exchange Closing Date, to such effect.

                  (b) There shall have been no material adverse change since April 4, 1997 in the financial condition, operating results, business or affairs of either HC or Computone, and neither HC nor Computone shall have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which (i) substantially affects the value of its assets, properties or business and (ii) has a material adverse effect on the business of HC and Computone taken as a whole, and Ladia and the Members shall have received a certificate of authorized officers of HC and of Computone, dated the Preliminary Exchange Closing Date, to such effect.

                  (c) HC and Computone shall have delivered to Ladia and the Members certificates of the Secretary of State of Delaware certifying as of a date reasonably close to the Preliminary Exchange Closing Date that HC and Computone have filed all required reports, paid all required fees and taxes and are, as of such date, in good standing and authorized to transact business as domestic corporations.

                  (d) The Members shall have received from Duane, Morris & Heckscher LLP, counsel for HC, an opinion dated the Preliminary Exchange Closing Date in form and substance satisfactory to Ladia and its counsel.

                  (e) The holders of the Note Shares shall have entered into the Stockholders Agreement as contemplated by Section 7.11 hereof.

                  (f) The Merger Closing shall have occurred.

                  (g) Each Contracting Ladia Employee shall have entered into an HC Employment Agreement") on terms acceptable to HC and the Contracting Ladia Employee.

                  (h) The Registration Statement shall have been declared effective by the Commission under the Securities Act and by all applicable state securities regulatory authorities.

                  (i) The Bylaws of Computone shall be in form and substance satisfactory to HC, Computone and Ladia.

                  (j) Each of HC and Computone shall have delivered to Ladia a certificate of its corporate secretary attaching thereto a true, correct and complete copy of its Certificate of Incorporation and Bylaws and certifying:

                           (i) Resolutions of its stockholders and Board of
Directors authorizing execution of this Agreement and the execution, delivery and performance of all agreements, documents and transactions contemplated hereby; and

                           (ii) the incumbency of its officers executing this
Agreement and all agreements and documents contemplated hereby.

         Section 8.3 Conditions to Closing of HC, Ladia and the Members. The obligations of HC, Ladia and the Members to effect the Exchange shall be, unless waived by both HC and Ladia, subject to and conditioned upon satisfaction at or prior to the Preliminary Exchange Closing Date of each of the following conditions:

                  (a) Any and all consents required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of Ladia and HC shall have been obtained.

                  (b) No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Exchange or the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against HC, Ladia or the Members of substantial damages if the Exchange or the Merger is consummated, shall be pending which, in the good faith judgment of Ladia or the Board of Directors of HC (acting upon advice of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction lifted.

                  (c) No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Exchange or the Merger illegal.

                  (d) Each of HC and Ladia shall have received an opinion from its own outside counsel, in form and substance satisfactory to both parties and substantially identical in form and substance, to the effect that, when the Exchange is consummated in accordance with the terms of this Agreement, the Exchange should be treated for Federal income tax purposes as a tax free transfer within the meaning of Section 351 of the Code.

                  (e) HC and Ladia shall have received letters from Arthur Andersen LLP (or such other firm of independent certified public accountants as is acceptable to Computone) and BDO Seidman LLP, each dated as of the date hereof and confirmed in writing at the Exchange Closing Date and addressed to HC and Ladia, stating that (i) in the case of Arthur Andersen LLP (or such other firm), Ladia qualifies as a poolable entity and, in the case of BDO Seidman LLP, HC qualifies as a poolable entity and (ii) the Exchange will be treated as a pooling of interests under Opinion No. 16 of the Accounting Principles Board.

                  (f) Except as disclosed on the Computone Disclosure Schedule or the Ladia Disclosure Schedule, there shall be no pending or threatened litigation against any of Ladia, any Member, HC or Computone or against their officers or directors which may have a material adverse effect on HC, Ladia or Computone after the Exchange and the Merger.

                                   ARTICLE IX

                        CONDITIONS TO THE MERGER CLOSING

         Section 9.1 Conditions to Closing of Computone. The obligation of Computone to effect the Merger shall be, unless waived, subject to and conditioned upon the satisfaction at or prior to the Effective Date of each of the following conditions:

                  (a) All representations and warranties of HC and Newco contained in this Agreement shall be true and correct in all material respects at and as of the Effective Date and HC and Newco shall have performed, in all material respects, all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Effective Date pursuant to the terms of this Agreement, and Computone shall have received a certificate of an authorized officer of HC and Newco dated the Effective Date to such effect.

                  (b) Each of HC and Newco shall have delivered to Computone a certificate of its corporate secretary attaching thereto a true, correct and complete copy of its Certificate of Incorporation and Bylaws and certifying:

                           (i) Resolutions of its stockholder and Board of
Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                           (ii) the incumbency of its officers executing this
Agreement and all agreements and documents contemplated hereby.

                  (c) HC shall have executed and delivered the Computone Option Assumption Agreement (as defined in Section 10.1).

         Section 9.2 Conditions to Closing of HC and Newco. The obligation of HC and Newco to effect the Merger shall be, unless waived, subject to and conditioned upon the satisfaction at or prior to the Effective Date of each of the following conditions:

                  (a) All representations and warranties of Computone contained in this Agreement and in the Computone Disclosure Schedule shall be true and correct at and as of the Effective Date in all material respects and Computone shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Effective Date pursuant to the terms of this Agreement, and HC and Newco shall have received a certificate of an authorized officer of Computone dated the Effective Date to such effect.

                  (b) There shall have been no material adverse change since April 4, 1997 in the financial condition, operating results, business or affairs of Computone, and Computone shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, and HC and Newco shall have received a certificate of an authorized officer of Computone dated the Effective Date to such effect.

                  (c) Computone shall have delivered to HC and Newco a certificate of its corporate secretary attaching thereto a true, correct and complete copy of its Certificate of Incorporation and Bylaws and certifying:

                           (i) Resolutions of its stockholders and its Board of
Directors authorizing execution of this Agreement and the execution, performance and delivery by such party of all agreements, documents and transactions contemplated hereby; and

                           (ii) the incumbency of its officers executing this
Agreement and all agreements and documents contemplated hereby.

         Section 9.3 Conditions to Closing of HC, Newco and Computone. The obligations of HC, Newco and Computone to effect the Merger shall be, unless waived by both, subject to and conditioned upon satisfaction at or prior to the Effective Date of each of the following conditions:

                  (a) The stockholders of Computone shall have duly approved this Agreement and the Merger in accordance with Delaware law and Certificate of Incorporation and Bylaws of Computone.

                  (b) The Registration Statement registering the Merger Shares issuable as provided under this Agreement shall have been declared effective by the Commission and the Commission shall not have issued a stop order nor instituted a proceeding to obtain a stop order relative to the Registration Statement.

                  (c) A Certificate of Merger or the Merger Agreement and officers' certificate shall have been filed with the Secretary of State of the State of Delaware and the Merger shall have become effective pursuant thereto.

                  (d) Any and all consents required from third parties relating to contracts, licenses, leases and other instruments, material to the business of Computone shall have been obtained.

                  (e) No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger or the Exchange shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against HC, Newco, the Surviving Corporation or Computone of substantial damages if the Merger or the Exchange is consummated, shall be pending which, in the good faith judgment of the Board of Directors of HC, Newco or Computone (acting upon advice of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction lifted.

                  (f) No statute, rule or regulation shall have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

                  (g) Each of HC and Computone shall have received an opinion from its own outside counsel in form and substance satisfactory to both parties and substantially identical in form and substance, to the effect that, when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax free reorganization within the meaning of Section 368 of the Code.

                  (h) Newco and Computone shall have received a letter from BDO Seidman LLP, dated as of the date hereof and confirmed in writing at the Effective Time and addressed to Newco and Computone, stating that Newco and Computone qualify as poolable entities and the Merger will be treated as a pooling of interests under Opinion No. 16 of the Accounting Principles Board.

                  (i) Except as disclosed on the Computone Disclosure Schedule there shall be no pending or threatened litigation against any of Newco, HC or Computone or against their officers or directors which may have a material adverse effect on the Surviving Corporation after the Merger.

                  (j) The Exchange Closing shall have occurred.

                                    ARTICLE X

                         COMPUTONE OPTIONS AND WARRANTS

         Section 10.1 Computone's Stock Options and Warrants. At the Merger Closing, HC shall execute and deliver an agreement (the "Computone Option Assumption Agreement") pursuant to which HC shall assume each option and warrant to purchase shares of the Computone Common Stock (the "Computone Options") outstanding at the Effective Date, and each Computone Option shall thereafter be exercisable for a number of shares of the HC Common Stock equal to the number of shares of the Computone Common Stock subject to such Computone Option immediately prior to the Effective Date (the "HC Option"). The exercise price per share of the HC Common Stock for such Computone Options so converted shall be the exercise price per share specified in such Computone Options. Each HC Option shall be upon the same terms and conditions as were applicable under the Computone Option to purchase shares of the Computone Common Stock. HC will take all corporate and other action necessary to reserve and make available sufficient shares of HC Common Stock for issuance upon exercise of such HC Options, will prepare and file with the Commission registration statements on the appropriate forms relating to the issuance upon exercise of the shares of the HC Common Stock underlying the HC Options held by Computone employees and will use its best efforts to have such registration statements declared effective as soon as practicable after the Effective Date and shall maintain the effectiveness of such registration statements.

                                   ARTICLE XI

                                   TERMINATION

         This Agreement may be terminated and the Merger and the Exchange abandoned at any time before the Preliminary Exchange Closing Date and the Effective Date, whether before or after adoption of this Agreement by the stockholders of Computone, as follows:

         Section 11.1 Mutual Consent. By mutual consent of the Members and Boards of Directors of HC, Newco and Computone.

         Section 11.2 By Any Party. By Ladia, any of the Members, Computone or HC if:

                  (a) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of another party set forth in this Agreement and such breach of a covenant or agreement has not been cured during a period of 45 days following the giving of written notice thereof to the breaching party;

                  (b) the Merger Closing and the Effective Date of the Merger shall not have occurred before December 31, 1998;

                  (c) the Preliminary Exchange Closing shall not have occurred before December 31, 1998;

                  (d) (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or the Exchange or (ii) there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued by any Governmental Entity which would make consummation of the Merger or the Exchange illegal; or

                  (e) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued by any Governmental Entity, which would (i) prohibit the ownership by HC of all of the issued and outstanding capital stock of Computone to be acquired in the Merger or the ownership by HC and by a person controlled by HC of all of the issued and outstanding Membership Interests in Ladia to be acquired in the Exchange, (ii) compel HC to dispose of all or a material portion of (A) the issued and outstanding capital stock of Computone to be acquired in the Merger or (B) the issued and outstanding Membership Interests of Ladia to be acquired in the Exchange, (iii) compel HC to cause the disposition of all or a material portion of the business or assets of Computone or Ladia to be acquired as a result of the Merger or the Exchange, (iv) render Newco, HC or Computone unable to consummate the Merger or (v) render HC or the Members unable to consummate the Exchange.

         Section 11.3 By Computone. By Computone's giving written notice to each other party if the conditions set forth in Sections 9.1 and 9.3 shall not have been complied with or performed in all material respects, without fault on the part of Computone, and such non-compliance or non-performance shall not have been cured or eliminated within seven days following the meeting of the stockholders of Computone.

         Section 11.4 By Ladia. By Ladia's giving written notice to each other party if the conditions set forth in Sections 8.2 or 8.3 shall not have been complied with or performed in all material respects, without fault on the part of Ladia or the Members, and such non-compliance or non-performance shall not have been cured or eliminated within seven days following the meeting of the stockholders of Computone.

         Section 11.5 By HC. By HC's giving written notice to each other party if the conditions specified in Sections 8.1, 8.3, 9.2 or 9.3 shall not have been complied with or performed in all material respects, without fault on the part of HC, and such non-compliance or non-performance shall not have been cured or eliminated within seven days following the meeting of the stockholders of Computone.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

                  If to Ladia:

                                    Ladia, L.L.C.
                                    28 Cedar Street
                                    Duxbury, MA 02332
                                    Attn: Ms. Frances Lynch, President and CEO

                  copy to:

                                    Edwards & Angell LLP
                                    101 Federal Street
                                    Boston, MA 02110
                                    Attn: James D. McGinley, Esquire

                  If to a Member:

                                    To such Member's address as set forth on Schedule E hereto.

                  If to Computone, HC or Newco:

                                    Computone Corporation
                                    1060 Windward Ridge Parkway, Suite 100
                                    Alpharetta, GA 30005
                                    Attn: Mr. Richard A. Hansen, Chairman

                  copy to:

                                    Duane, Morris & Heckscher LLP
                                    One Liberty Place
                                    Philadelphia, PA 19103-7396
                                    Attention: Frederick W. Dreher, Esquire


or to such other address as any party shall specify by written notice so given, and shall be deemed to have been delivered as of the date so personally delivered or mailed.

         Section 12.2 Binding Effect; Benefits. Subject to Section 12.11, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 12.3 Entire Agreement. This Agreement, together with the Exhibits and Schedules to this Agreement, and other documents contemplated hereby, constitute the final written expression of all of the agreements among the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement and the Exhibits and Schedules to this Agreement and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters contained in this Agreement unless specifically included or referred to in this Agreement or in the Schedules hereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         Section 12.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THE PARTIES AGREE THAT JURISDICTION AND VENUE WITH RESPECT TO ANY LAWSUIT BETWEEN OR AMONG THE PARTIES INVOLVING THE INTERPRETATION, COMPLIANCE OR ENFORCEMENT OF ANY PROVISION UNDER THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN THE DISTRICT OF DELAWARE.

         Section 12.5 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate on the Preliminary Exchange Closing Date and the Effective Date or upon the termination of this Agreement pursuant to Article XI, as the case may be, except that the agreements set forth in Sections 1.3, 1.5, 1.6, 1.7, 2.6, 2.7, 3.2, 7.6, 7.7, 7.9, 7.13, 7.14, 7.15, 7.16, 10.1 and this Section
12.5, and the representation set forth in Section 4A.5, shall survive the Preliminary Exchange Closing Date, the Effective Date, and the Final Exchange Closing Date indefinitely and those set forth in Section 7.7 shall survive termination indefinitely.

         Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         Section 12.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 12.8 Waivers. Any party hereto, may, by written notice to the other parties, (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of. the conditions or covenants of the other parties contained in this Agreement; or (iv) waive performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 12.9 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

         Section 12.10 Incorporation of Schedules. All Exhibits and Schedules attached to this Agreement are by this reference incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         Section 12.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable without the prior written consent of the other parties.

         Section 12.12 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                                      COMPUTONE CORPORATION


                                      By: /s/ Richard A. Hansen
                                          ----------------------
                                               Name: Richard A. Hansen
                                                     -----------------
                                               Title: Chairman
                                                      --------

                                      LADIA COMMUNICATIONS TECHNOLOGIES,
                                      INC.


                                       By: /s/ Richard A. Hansen
                                          ----------------------
                                               Name: Richard A. Hansen
                                                     -----------------
                                               Title: Chairman
                                                      --------

                                      NEW COMPUTONE CORPORATION

                                      By: /s/ Richard A. Hansen
                                          ----------------------
                                               Name: Richard A. Hansen
                                                     -----------------
                                               Title: Chairman
                                                      --------


                                       LADIA, L.L.C.

                                       By:  Ladia, Corporation,
                                                its Managing Member


                                       By:
                                           ---------------------------------
                                            John T. Sinclair, President


                                       MEMBERS:


                                        /s/ Frances Lynch
                                            ---------------------------------
                                        Frances Lynch

                                       GEIST INVESTMENT TRUST

                                       By:
                                           -------------------------------
                                                Name:
                                                      --------------------
                                                Title:
                                                       -------------------

                                       -----------------------------------
                                       Richard Geist

                                       -----------------------------------
                                       Theodore Grossbart

                                       -----------------------------------
                                       Stephen W. Hiorns

                                       -----------------------------------
                                       W. Terence Jones

                                       -----------------------------------
                                       Harry Katz

                                       LADIA, CORPORATION


                                       By:
                                           --------------------------------
                                           John T. Sinclair, President


                                       THE LADIA NOMINEE TRUST



                                       By:
                                           --------------------------------
                                                Name:
                                                      ---------------------
                                                Title:
                                                       --------------------


                                       -----------------------------------
                                       Barry R. Levine

                                       -----------------------------------
                                       Daniel Levy


                                       -----------------------------------
                                       Ray Levy


                                       -----------------------------------
                                       Edward Manchur


                                       -----------------------------------
                                       James P. Maselan


                                       -----------------------------------
                                       F. Martin McDermott


                                       -----------------------------------
                                       Frederick Pierce


                                       -----------------------------------
                                       Mark Pollack


                                       -----------------------------------
                                       Richard Pomerance


                                       -----------------------------------
                                       Anthony Raymond


                                       -----------------------------------
                                       Jerrold F. Rosenbaum


                                       -----------------------------------
                                       Michael Seligman

                                       -----------------------------------
                                       Cynthia Seligman


                                       -----------------------------------
                                       John T. Sinclair


                                       -----------------------------------
                                       Larry Sinclair


                                       -----------------------------------
                                       Michael Vucci

                                   SCHEDULE A

                                  Ladia Members


                                                  Percentage
Name                                           Membership Interest
----                                           -------------------
The Ladia Nominee Trust                          61.186366%
Frances Lynch                                     9.218798%
John T. Sinclair                                  7.923002%
Richard Geist                                     4.500000%
Geist Investment Trust                            2.867701%
Frederick Pierce                                  1.874643%
James P. Maselan                                  1.854489%
W. Terence Jones                                  1.836319%
Richard Pomerance                                 1.090984%
Larry Sinclair                                    0.946058%
Stephen W. Hiorns                                 0.789818%
Ladia, Corporation                                0.789818%
Ray Levy                                          0.771948%
Mark Pollack                                      0.665603%
Jerrold F. Rosenbaum                              0.665603%
Theodore Grossbart                                0.638073%
Anthony Raymond                                   0.479440%
Barry R. Levine                                   0.437220%
F. Martin McDermott                               0.404105%
Edward Manchur                                    0.394909%
Michael Vucci                                     0.239720%
Michael and Cynthia Seligman                      0.212691%
Harry Katz                                        0.106345%
Daniel Levy                                       0.106345%
Total                                           100.000000%

                                   SCHEDULE B

                            Ladia Disclosure Schedule

                                   SCHEDULE C

                          Computone Disclosure Schedule

                                   SCHEDULE D

                  Ladia Employees to Sign Employment Contracts



                                  Frances Lynch
                                John T. Sinclair

                                   SCHEDULE E

                               Members' Addresses


Member                                         Address
Geist, Richard A.                              1905 Beacon Street
  and Geist Investment Trust                   Waban, MA  02168
Grossbart, Theodore                            Goodwins Landing
                                               Marblehead, MA  01945
Hiorns, Steven W.                              227 Summit Avenue
                                               Brookline, MA  02146
Jones, W. Terence                              Maselan & Jones
                                               50 Milk Street
                                               Boston, MA  02109
Katz, Harry                                    140 Broadway - 36th Floor
                                               New York, NY  10005
Ladia Nominee Trust                            Ladia, Corporation
                                               c/o John Sinclair, President
                                               180 Ewing Drive
                                               Stoughton, MA  02072
Ladia, Corporation                             c/o John Sinclair, President
                                               180 Ewing Drive
                                               Stoughton, MA  02072
Levine, Barry R.                               154 The Lynnway
                                               Lynn, MA  01902
Levy, Daniel                                   3332 Sabal Cove Lane
                                               Long Boat Key, FL  34228
Levy, Raymond                                  P.O. Box 93
                                               Lincoln, MA   01773
Lynch, Frances                                 28 Cedar Street
                                               Duxbury, MA  02332
Manchur, Edward L.                             25 Vera Road
                                               Middleton, MA  01949

Maselan, James P.                               Maselan & Jones
                                                50 Milk Street
                                                Boston, MA  02109
McDermott, F. Martin                            216 Sixteenth Ave., N.E.
                                                St. Petersburg, FL  33704
Pierce, Frederick                               c/o Ladia, Corporation
                                                28 Cedar Street
                                                Duxbury, MA  02332
Pollack, Mark                                   46 Wauwinet Road
                                                West Newton, MA  02165
Pomerance, Richard                              45 Metacomet Street
                                                Waban, MA  02168
Raymond, Anthony                                Anthony Raymond & Associates
                                                1250 24th Street, NW
                                                Suite 300
                                                Washington, DC  20037-1124
Rosenbaum, Jerrold                              c/o Ladia, Corporation
                                                28 Cedar Street
                                                Duxbury, MA  02332
Seligmann, Michael & Cynthia                    New Horizons Club
                                                P.O. Box 96
                                                Ripton, VT  05766
Sinclair, John T.                               180 Ewing Drive
                                                Stoughton, MA  02072
Sinclair, Larry                                 c/o Ladia, Corporation
                                                28 Cedar Street
                                                Duxbury, MA  02332
Vucci, Michael                                  9124 Lake Braddock Road
                                                Burke, VA 22015

                                    EXHIBIT A

                              Certificate of Merger

                                    EXHIBIT B

                                Merger Agreement

                                    EXHIBIT C

                          Form of Affiliates Agreement

                                    EXHIBIT D

                         Form of Stockholders Agreement